UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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Frontier Communications Parent, Inc.
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Notice of 2022 Annual Meeting of Stockholders
Date and Time:
The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Frontier Communications Parent Inc. will be held on Tuesday, May 17, 2022, at 10:00 a.m. Eastern Time.

Record Date:
Stockholders of record as of the close of business on March 21, 2022 are entitled to vote at the Annual Meeting or any adjournments or postponements thereof.

Place:
The Annual Meeting will be a virtual meeting conducted via live webcast. Stockholders will be able to attend the Annual Meeting online at www.virtualshareholdermeeting.com/FYBR2022.
Items of Business:
1	Elect 9 directors;
2	Ratify the appointment of KPMG LLP as independent registered public accounting firm for 2022;
3	Advisory vote to approve named executive officer compensation;
4	Advisory vote on the frequency of future advisory votes to approve named executive officer compensation; and
Stockholders will also transact such other business as may properly come before the Annual Meeting.
YOUR VOTE IS VERY IMPORTANT TO US. Please review the proxy statement and vote promptly. We offer a number of ways for you to vote your shares. Voting instructions are included in the Notice of Internet Availability of Proxy Materials (the Notice) mailed to you on or about April 4, 2022. If you hold shares through a broker, bank or other nominee, you will receive information on how to give voting instructions to your broker, bank or other nominee.
We offer the following methods to vote your shares and give us your proxy:
Vote online at www.proxyvote.com	Vote by phone: For registered holders: (800) 690-6903 For beneficial holders: (800) 454-8683	If you received a printed version in the mail, complete, sign and date your proxy card and return it in the envelope provided
April 4, 2022
By Order of the Board of Directors

Anne C. Meyer
SVP, Associate General Counsel and Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 17, 2022:The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.proxyvote.com. You will need your unique control number printed on your Notice, Proxy Card or Voting Instructions to access these materials electronically.
Frontier Communications	i	2022 Proxy Statement

Message From Our Executive Chairman
Dear Stockholders,
2021 was a remarkable year for our company. We emerged from bankruptcy in late April with a strong conviction that focusing our efforts on a single purpose – Building Gigabit America™ – would enable us to create remarkable value for shareholders and customers alike. Over the course of the year, we made tremendous strides executing on our strategy to become a fiber-first technology company, positioning Frontier exceptionally well for the future.
Making a positive impact is at the core of Building Gigabit America. We are focused on building and selling products that connect communities and enable breakthrough innovations in high-need areas such as remote learning, connected healthcare, and the dynamic, evolving workplace – all while reducing environmental impact. We recognize our responsibility as stewards of the environment and our opportunity to lead on sustainability in the telecom industry. As we continue to upgrade our copper network to more energy-efficient fiber technology, we’re confident we'll be able to significantly reduce our greenhouse gas footprint.
Demand for high-speed broadband is increasing at an accelerating pace, with usage expected to triple between 2020 and 2025. Given its speed, efficiency and cost advantage, fiber has been recognized as the most effective resource to meet this challenge. Against this backdrop of explosive demand, the need for connectivity – particularly in unserved and underserved areas – is more pressing than ever.
Governments at all levels recognize that critical broadband infrastructure is needed to bridge the digital divide, and have already passed legislation that is expected to drive a 5-6x increase in broadband stimulus over the next few years. Frontier is especially well positioned to engage in public-private partnerships that extend fiber-based digital infrastructure to locations that would be uneconomic to pass with private capital alone.
Most importantly, building a positive, nurturing, and inclusive environment in which our employees can learn, develop and grow is essential to our strategy. The consistent improvement in our operational performance is a testament to the strength of our team, and a sign of even better things to come.
We are creating a new Frontier that is deeply focused on Building Gigabit America, providing exceptional customer experiences, and proudly serving the communities in which we work and live.
On behalf of the Frontier Board of Directors, I want to thank you for your support over the past year. We look forward to sharing the journey ahead.
John Stratton
Executive Chairman
Frontier Communications	ii	2022 Proxy Statement

Message From Our CEO
Dear Stockholders,
I’m incredibly proud of the progress Frontier made during my first year as CEO. We emerged from Chapter 11 in a position of strength, with a healthy balance sheet, a clear transformation strategy, and a team that was newly grounded in a single purpose: Building Gigabit America™. As a stronger, more resilient business, we were determined to capitalize on the major growth opportunities in the U.S. fiber market.
Building Gigabit America united the Frontier team, and continues to serve as a rallying cry as we work to transform our business. It introduced a sense of ambition, a guide for how to work together for our customers, and a recognition that our company has an important role to play in enabling digital society, realizing community inclusion, and reducing our collective impact on the environment.
With this purpose in mind and our strategy in place, we set clear goals. For our network, we set out to reach 10 million fiber locations passed by the end of 2025. And for our cost structure, we targeted $100 million of cost savings by 2022, and $250 million of cost savings by 2023.
Our team relentlessly marched toward these goals, and executed our strategy to transform from a legacy provider of copper-based services to a fiber-first provider. Across our organization, we made tremendous progress building and selling fiber, improving customer service, and simplifying operations to become an efficient, lower cost organization. While we’re in the early stages of our transformation, I’m pleased with the progress we have already made.
Highlights from the year include:
•
We built fiber at record rates, passing approximately 638,000 locations and reaching our target of 4 million total fiber locations by year’s end. We expect to accelerate the pace of our fiber build to reach an additional 1 million new locations in 2022.

•
We also sold fiber at record rates, adding 99,000 net fiber broadband customers during 2021. We gained momentum throughout the year and set new company records for fiber net customer adds in the third and fourth quarters.

•
Customer loyalty rose, as evidenced by record-high Net Promoter Scores (NPS) and record-low churn across both fiber and copper customers. Our fiber NPS was positive for the first time in our company’s history in the fourth quarter of 2021, and we are optimistic that it will continue to climb in 2022 as we diligently focus on the customer.

•
We became the only major internet provider to offer 2 gigabit per second fiber services network-wide. This offering has given us a competitive advantage, and allowed us to further stretch our performance lead to where only fiber can deliver.

•
We increased our focus on small- and medium-businesses, making significant improvements to the products and services we’re able to deliver to them. Of the more than $8.5 billion total addressable business-to-business market within our footprint, small- and medium-businesses together represent a $5.2 billion market opportunity for us.

As a result of dedicated execution and operational success across our organization, we delivered financial performance in line with our ambitious goals in 2021. We achieved $6.4 billion of revenue and generated Adjusted EBITDA near the high end of our expectations.
There is positive momentum underway at Frontier. As we look ahead to 2022, we are laser-focused on continuing to accelerate our transformation strategy. We remain on track to reach our network and cost savings goals, and believe we are well positioned to deliver sequential Adjusted EBITDA growth by the end of 2022, and year-over-year Adjusted EBITDA and revenue growth in 2023.
The future is fiber, and in 2021 we became a fiber-first company. We still have work to do, but our track record gives us confidence that we remain well positioned to deliver for our customers, generate sustainable long-term value for shareholders, and unlock Frontier’s full potential.
Thank you for your trust and support.
Nick Jeffery
President and Chief Executive Officer
Frontier Communications	iii	2022 Proxy Statement

Frontier Communications	iv	2022 Proxy Statement

Frontier Communications	v	2022 Proxy Statement

Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement about Frontier Communications Parent, Inc. (Frontier or the Company). You should read the entire Proxy Statement carefully before voting.
2022 Annual Meeting

Date and Time 10:00 a.m., Eastern Time, on May 17, 2022	Record Date Stockholders of record as of the close of business on March 21, 2022 are entitled to vote at the meeting or any adjournments or postponements thereof.	Virtual Location This year’s Annual Meeting will be a virtual meeting conducted via live webcast at www.virtualshareholdermeeting.com/ FYBR2022.
Meeting Agenda Items		Board Vote Recommendation	See Pages
Proposal 1	Election of Directors	FOR each Director Nominee	7
Proposal 2	Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2022	FOR this item	24
Proposal 3	Advisory Vote to Approve Named Executive Officer Compensation	FOR this item	52
Proposal 4	Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation	FOR EVERY 1 YEAR on this item	53
Frontier Communications	1	2022 Proxy Statement

Proxy Summary
Strategy and Financial Highlights
Who We Are
Frontier is a leading communications provider offering gigabit speeds to empower and connect millions of consumers and businesses across 25 states. We are building critical digital infrastructure across the country with our fiber-optic network and cloud-based solutions, enabling connections today and future proofing for tomorrow. Rallied around a single purpose, Building Gigabit America™, we are focused on supporting a digital society, closing the digital divide, and working toward a more sustainable environment.
Our Strategy
2021 was a year of remarkable transformation for Frontier. On April 30, 2021, we emerged from bankruptcy with a restructured balance sheet, a new board of directors and a new management team. We have undertaken a significant transformation focused on our newly defined purpose of Building Gigabit America™ and we have made significant progress executing on each of our four key strategic priorities: fiber deployment, fiber penetration, customer experience and operational efficiency.

We finished 2021 in line with our announced target of 4 million fiber passings by year end and continue to accelerate our build and become a fiber-first company. In addition, we widened our network advantages against our competition and were the first major broadband provider to launch a network-wide 2 Gigabit consumer offering in February 2022. Through our relentless focus on the customer experience, we have begun regaining customer loyalty, as reflected in our continued churn improvement and quickly improving fiber Net Promoter Scores. At the same time, we continue to simplify our business to reduce our cost structure and redeploy capital into our fiber growth strategy. We are committed to disciplined capital allocation and are rigorously focused on improving our return on capital.
Our products connect people to the Digital Society and we know that our future progress is dependent upon creating a strong, purpose-driven culture, supported by a commitment to the highest principles of governance, that will benefit our employees, our customers, our business partners and beyond. We are focused on developing a talented, diverse, and sustainable workforce and are stewards of the environment.
2021 Financial and Operational Highlights
•	Fiber Build: Total fiber passings of 4.0 million at December 31, 2021.
•
Broadband Customer Net Adds: 99,000 fiber broadband customer net additions in 2021 (75% of which came in the second half of the year.) Reached positive total broadband customer net additions for the first time in more than 5 years.

•	Financial Results: Reported Revenue of $6.41 billion, Net Income of $4.96 billion and Adjusted EBTIDA[1] of $2.48 billion.
[1]
In this Proxy Statement, we use Adjusted EBITDA which is a financial measure that is not calculated and presented in accordance with generally accepted accounting principles in the United States (i.e., a “Non-GAAP” measure). We use Non-GAAP financial measures, including Adjusted EBITDA, and other performance metrics to manage our business, set operational goals and, in certain cases, as a basis for determining compensation. See the “Reconciliation of Non-GAAP Financial Measures” in Annex A for additional discussion of Adjusted EBITDA and a reconciliation to the most directly comparable GAAP measure.

Frontier Communications	2	2022 Proxy Statement

Proxy Summary
•	Customer Experience: Improved fiber Net Promoter Scores (NPS) by over 30 points, leading to our highest ever NPS scores in December 2021.
•	Liquidity: Total liquidity of approximately $2.6 billion at year end.
•	Successful Capital Raise: Raised $1 billion of debt in Q4 2021 to help fund our fiber build plans.
2022 Director Nominees at a Glance
The Board of Directors recommends a vote FOR the election of each of the following nominees for director. All nominees are currently serving as directors.
Highly Qualified Board, with Broad Diversity Across Backgrounds, Skills and Experiences
Our Board brings extensive experience across key disciplines, including technology, finance, operations, legal and regulatory, industry experience and people talent. We believe that diversity in its many forms, and the breadth of perspective that it brings, enhances the effectiveness of the Board. Additional information about each director nominee’s background and experience can be found beginning on page 7.
Name	Age*	Director Since	Occupation/Career Highlights	Committee Membership
Kevin L. Beebe	63	2019	President and Chief Executive Officer of 2BPartners, LLC, Co-Founder Astra Capital Management	• Compensation • Operations (Chair)
Lisa V. Chang	53	April 2021	Senior Vice President and Global Chief People Officer, The Coca-Cola Company	• Audit • Compensation
Pamela L. Coe	62	April 2021	Former SVP, Deputy General Counsel & Corporate Secretary of Liberty Media Corporation	• Audit • Compensation (Chair)
Nick Jeffery	54	April 2021	President and Chief Executive Officer, Frontier Communications	None
Stephen C. Pusey	60	April 2021	Former Group Chief Technology and Operations Officer of Vodafone Group PLC	• Nom & Corp Gov • Operations
Margaret M. Smyth	58	June 2021	Former Chief Financial Officer of National Grid USA	• Audit (Chair) • Operations
John G. Stratton	61	April 2021	Executive Chairman, Frontier Communications; Former EVP, President of Verizon Global Operations	None
Maryann Turcke	56	April 2021	Former Chief Operating Officer, National Football League	• Audit • Nom & Corp Gov (Chair)
Prat Vemana	50	April 2021	Senior Vice President and Chief Digital Officer of Kaiser Foundation Health Plans and Hospitals (Kaiser Permanente)	• Nom & Corp Gov • Operations
*	Age is as of the date of the Annual Meeting
Frontier Communications	3	2022 Proxy Statement

Proxy Summary
Our new Board was formed under the leadership of Executive Chairman John Stratton, and consists of individuals who, collectively, have relevant experience to provide oversight and guidance for Frontier’s strategic, operational and cultural priorities. Given that eight of our nine directors joined the Board in connection with Frontier’s emergence from chapter 11 bankruptcy on April 30, 2021 (Emergence), the average tenure of our directors is 1.2 years.

Frontier Communications	4	2022 Proxy Statement

Proxy Summary
Governance Highlights
Frontier is committed to strong corporate governance, which promotes the long-term interest of stockholders, enhances management and Board accountability and builds stakeholder trust in Frontier. The Board works collaboratively with senior management, meeting regularly and spending significant time engaging in discussions to understand the strategic challenges and opportunities for Frontier. The senior management team is evaluating and implementing broad strategic, operational and cultural changes and our directors provide valuable insight and risk oversight that help guide management’s strategic thinking and decision-making. The Board is also committed to ensuring Frontier’s governance reflects the evolving governance landscape and appropriately supports and serves the best interests of the Company and its stockholders.
Independent Oversight	✔	All of our non-employee directors (7 of 9 total directors) are independent
	✔	Each standing committee composed exclusively of independent directors
	✔	Regular executive sessions of independent directors

Board Effectiveness	✔	An Executive Chairman of the Board with extensive duties
	✔	Strategy and risk oversight by full Board and committees
	✔	Annual Board and committee evaluations
	✔	Limits on other public board service
	✔	Continuing education for all directors

Stockholder Accountability	✔	Annual election of all directors
	✔	Stock ownership guidelines for executive officers and non-management directors
	✔	Robust stockholder engagement program
	✔	No poison pill or dual-class shares

ESG Commitment	✔	Board oversight of material ESG issues, including human capital management and our environmental impact
	✔	Commitment to ESG embedded in our purpose and focused on four core elements: our technology, our people, our planet and our governance
	✔	Issuing inaugural ESG report
ESG Commitment
Under the direction of our new Board and executive management team, we have embedded environmental, social and governance (ESG) in our purpose and are focused on identifying and prioritizing material issues as we accelerate our ESG journey. We are dedicated to demonstrating our commitment to sustainability and corporate responsibility, including reducing our environmental impact and carbon footprint, increasing diversity, equity and inclusion in our workforce, and supporting the health, safety and welfare of our employees.
The four core elements of our ESG commitment include:
•	Our technology connects people to the Digital Society. We are expanding fiber to underserved communities across 25 states, bridging the “digital divide.”
•
Our people are our most valuable asset and we are committed to their health, safety and wellbeing. We are building a talented, diverse and sustainable workforce to support our transformation and growth.

Frontier Communications	5	2022 Proxy Statement

Proxy Summary
•	Our planet. We are stewards of the environment, taking action to decrease energy consumption, reduce waste and move to renewable resources.
•	Our governance is built on the highest principles. We are committed to maintaining comprehensive compliance and ethics programs across all functions of the company.
Frontier will issue an inaugural ESG report, which will include, among other things, a more detailed discussion of Frontier’s current ESG priority issues and steps being undertaken to integrate identified initiatives into our operations and purpose.
Executive Compensation Highlights
Our Compensation and Human Capital Committee believes strongly in implementing and maintaining a pay-for-performance philosophy. A significant portion of the total compensation opportunity for our CEO, Executive Chairman and other NEOs is “at-risk” and dependent upon factors including Frontier’s future performance through achievement of key financial and business objectives.
Our post-Emergence executive compensation program consists of cash and equity-based pay and emphasizes variable pay rather than fixed pay, with target opportunities based on market practices and payments based on performance. The structure of our executive compensation program is intended to reward performance, strong leadership, and achievement of business and individual objectives. In addition, long-term time-based and performance-based equity grants are designed to ensure that executive interests are aligned with long-term creation of stockholder value.
Elements of our 2021 post-Emergence compensation program include:
Component	Type	Key Objectives and Features
Annual Base Salary	Cash
Provide competitive fixed pay that is tied to the market and allows us to attract, retain and motivate executives within the telecom industry and broader talent market. Reflects individual skills, experience, responsibilities and performance over time.

Annual Incentive Compensation (AIP)	Cash
Encourage focus on Company performance and achievement of specific short-term financial goals and strategic objectives. Incorporates financial and operational metrics including Adjusted EBITDA (45%), Revenue (20%), Fiber Locations Constructed (17.5%) and Net Fiber Broadband Adds (17.5%).

Long-Term Incentive Compensation (LTI)	Equity
Restricted Stock Units (RSUs) (33%)		Promote executive retention over the long-term and align compensation over a multi-year period directly with the interests of stockholders.
Performance Stock Units (PSUs) (67%)
Closely align executive and stockholder interests over a three-year period. Promotes retention and enhances executive stock ownership. Incorporates long-term financial and operational goals, including Adjusted Fiber EBITDA (33.33%); Fiber Locations Constructed (33.33%) and Expansion Fiber Penetration (33.33%). Also subject to a three-year relative TSR modifier (+/- 20%).

The Compensation Discussion & Analysis section of this proxy statement provides details on both the pre-Emergence compensation program established by the pre-Emergence Board of Directors, as well as the program established and administered by our post-Emergence Compensation and Human Capital Committee during the remainder of 2021.
Frontier Communications	6	2022 Proxy Statement

1	Proposal One: Election of Directors
BOARD RECOMMENDATION

Each director is elected at the annual stockholder meeting to hold office until the next annual stockholder meeting or until his or her successor has been elected and qualified. Directors are elected by a plurality of the votes cast by holders of shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

If any of the Board’s nominees becomes unavailable prior to the Annual Meeting to serve as a director, the Board may select a replacement nominee or reduce the number of directors to be elected. The proxy holders will vote the shares for which they serve as proxy for any replacement candidate nominated by the Board.

Our Board unanimously recommends that you vote
FOR
 the election of the following director nominees

DIRECTOR NOMINEES

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the nine (9) individuals listed below, each of whom is currently serving as a director. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.
9 DIRECTORS nominated for election at the 2022 annual meeting

1 YEAR Directors are elected to serve annual terms

Kevin L. Beebe
Mr. Beebe, 63, has served as President and Chief Executive Officer of 2BPartners, LLC, a partnership that provides strategic, financial and operational advice to private equity firms and companies in the technology and telecom industries, since November 2007. In 2014, Mr. Beebe became a founding partner of Astra Capital Management, a private equity firm. From 1998-2007, he served as Group President of Operations at ALLTEL Corporation, a publicly held telecommunications services company. Prior to that, Mr. Beebe served as Executive Vice President of Operations for 360" Communications Co., a publicly held wireless communications company from 1996 to 1998, and from 1983 to 1995, Mr. Beebe served in various management roles at ATT, Southwestern Bell and United Telecom/ Sprint. His previous public company board experience includes director positions at NII Holdings, Inc. and Altimar Acquisition Corp. Mr. Beebe currently serves on the boards of Skyworks Solutions, Inc. and SBA Communications Corporation, which are publicly held.

With extensive experience in the communications and technologies industries, serving in executive positions as well as on public company boards, Mr. Beebe provides the Board with valuable leadership, industry, operational and financial expertise.

Independent Director Since 2019

Board Committees: Compensation & Human Capital; Operations (Chair)

Frontier Communications	7	2022 Proxy Statement

Proposal 1

Lisa V. Chang
Ms. Chang, 53, has served as the Senior Vice President and Global Chief People Officer of The Coca-Cola Company since March 2019, where she leads the company’s talent and people strategies, culture, and diversity, equity, and inclusion efforts. From 2014 to 2019, Ms. Chang served as Senior Vice President and Chief Human Resources Officer for AMB Group LLC, the investment management and shared services arm of The Blank Family of Businesses. From 2013 to 2014, Ms. Chang served as Vice President, International Human Resources of Equifax. Ms. Chang previously served as Senior Vice President, Human Resources of Turner Broadcasting System, Inc. from 2009 to 2013. Ms. Chang also served in various executive-level human resources roles at The Weather Channel from 1998 to 2009, ultimately serving as Executive Vice President, Human Resources.

As Global Chief People Officer of Coca-Cola and with deep human resources experience, Ms. Chang contributes extensive experience in human capital management, compensation, talent management and corporate culture, including diversity, equity and inclusion to the Board.

Independent Director Since April 2021

Board Committees: Audit; Compensation & Human Capital

Pamela L. Coe
Ms. Coe, 62, served in various executive-level legal capacities at Liberty Media Corporation and its sister companies from 2004 to 2020, including most recently as Senior Vice President, Deputy General Counsel and Corporate Secretary until her retirement in 2020. During her time at Liberty Media, Ms. Coe served as legal counsel to the Liberty Media board of directors and the executive team, participating in complex corporate transactions, assisting with executive talent acquisition and retention, and leading the company’s government affairs efforts. Prior to joining Liberty Media in 2004, Ms. Coe served as Senior Counsel for Tele-Communications, Inc. (“TCI”) from 1993 to 2000, where she was responsible for securities law compliance for TCI and its publicly held subsidiary corporations. She is a member of the State Bars of California and Colorado. Ms. Coe currently serves on the Board of Luna Innovations Inc. which is publicly held. She served on the board of Expedia Group, Inc., which is publicly held, from 2012 to 2019.

As Deputy General Counsel and Corporate Secretary of Liberty Media, Ms. Coe acquired significant legal and regulatory experience and expertise in executive compensation and human capital matters. She brings a broad understanding of strategic transactions, corporate governance and the telecom industry to the Board.

Independent Director Since April 2021

Board Committees: Audit; Compensation & Human Capital (Chair)

Frontier Communications	8	2022 Proxy Statement

Proposal 1

Nick Jeffery (President & CEO)
Mr. Jeffery, 54, has served as Chief Executive Officer of Frontier since March 2021. Mr. Jeffery previously served as CEO of Vodafone UK after being appointed in September 2016 and held numerous positions at Vodafone Group, a world-leading wireless and wireline operator, after joining Vodafone in 2004. Mr. Jeffery served on Vodafone Group’s Executive Board from 2013 to 2021, as a Trustee of The Vodafone Foundation from 2016 to 2021, as CEO of Vodafone Group Enterprise from 2013 to 2016 and as CEO of Vodafone Group’s acquired Cable & Wireless Worldwide operations from 2012 to 2013. During that time, Mr. Jeffery demonstrated a proven ability to grow the business through the launch and successful scaling up of new service lines, both organically and in-organically, including Internet of Things, Cloud, Security and Group Carrier Services. Prior to joining Vodafone Group, Mr. Jeffery served as Head of Worldwide Sales and European Managing Director at Ciena Inc. from 2002 until 2004. He began his career with Cable & Wireless Plc (Mercury Communications) in 1991 where he led the company’s UK and international markets business units. In 2020 Mr. Jeffery was named CEO of the Year at the Mobile Industry Awards and in 2019, The Times named him as one of the 50 most influential business people in the UK. In addition, Mr. Jeffery previously served as a non-executive director of public company Dialog Semiconductor plc.

As Frontier’s President and Chief Executive Officer, and having served as CEO of Vodafone UK, Mr. Jeffery contributes an extensive knowledge of the Company’s operations, a wide breadth of experience in strategy and execution, and valuable insights into global telecom markets to the Board.

Director Since April 2021

Stephen C. Pusey
Mr. Pusey, 60, has served as a Senior Advisor to Bridge Growth Partners since 2017. Mr. Pusey previously served as Group Chief Technology and Operations Officer of Vodafone Group PLC, from 2006 to 2015. In this role, Mr. Pusey was responsible for defining and leading the group’s global technology strategy and operations for networks, IT and product development. Prior to joining Vodafone, Mr. Pusey held various positions at Nortel Networks from 1982 to 2006, including Executive Vice President and President, Nortel EMEA. Mr. Pusey has extensive public company board experience and previously served on the Boards of VEON Ltd., FireEye, Inc., Centrica PLC, ARM Holdings PLC and Vodafone Group PLC.

Mr. Pusey’s experience as Group Chief Technology and Operations Officer of Vodafone Group PLC, as well as his extensive public company board experience, enables him to contribute significant experience with complex operations, security and risk management, cybersecurity, product development and supply chain and infrastructure management to the Board.

Independent Director Since April 2021

Board Committees: Nominating & Corporate Governance; Operations

Frontier Communications	9	2022 Proxy Statement

Proposal 1

Margaret M. Smyth
Ms. Smyth, 58, served as the Chief Financial Officer of National Grid USA (“National Grid”) from October 2014 to June 2021, overseeing all finance, accounting, transactional, and property services. Prior to her role with National Grid, she was Vice President of Finance for Consolidated Edison, Inc. Earlier, Ms. Smyth served as Vice President and Chief Financial Officer of Hamilton Sundstrand, which is part of the former United Technologies Corp., Vice President and Corporate Controller of United Technologies Corp., and Vice President and Chief Accounting Officer of 3M Corporation. Ms. Smyth is currently a board member of Etsy, Inc., Remitly Global, Inc., and Lilium N.V., each of which is publicly held. She also has significant experience advancing sustainability accounting practices and is a Sustainability Accounting Standards Board (“SASB”) FSA Credential Holder.

As former CFO of National Grid and as a public company board member, Ms. Smyth provides the Board with extensive management experience, a deep understanding of financial and accounting matters, and regulatory and strategic planning experience.

Independent Director Since June 2021

Board Committees: Audit (Chair); Operations

John G. Stratton (Executive Chairman)
Mr. Stratton, 61, was selected as Executive Chairman of Frontier in April 2021 after serving as a Board Observer since May 2020. Mr. Stratton worked at Verizon Communications for 25 years until his retirement at the end of 2018. In his most recent role at Verizon, as Executive Vice President and President of Global Operations, he had full profit and loss responsibility for all of Verizon’s established businesses, employing 140,000 employees globally, generating more than $120 billion in annual revenue, and serving more than 120 million customers worldwide. In this role, he also led Verizon’s corporate marketing group and its consumer and business product management organizations. Prior to taking responsibility for all of Verizon’s network businesses, Mr. Stratton led several divisions as Chief Operating Officer of Verizon Wireless, then as President of its global Enterprise Solutions group, and as head of all the company’s wireline divisions. He served as Verizon’s Chief Marketing Officer, and in 2009 was named as the No. 2 global “power player” by Ad Age magazine. Mr. Stratton currently serves on the boards of Abbott Laboratories and General Dynamics, each of which are publicly held.

Through his 25-year tenure at Verizon Communications, including as EVP and President of Global Operations, Mr. Stratton gained a wide breadth of managerial, operational, strategic and industry experience. He also brings his extensive leadership experience with regulated companies through his work at Verizon and as a public company director to the Board.

Director Since April 2021

Frontier Communications	10	2022 Proxy Statement

Proposal 1

Maryann Turcke
Ms. Turcke, 56, has served as Senior Advisor to the Infrastructure Division for Brookfield Asset Management since 2020, where she has advised the boards of various portfolio companies in the areas of telecommunications, railroads, data centers and other technology assets. Ms. Turcke also serves as Senior Advisor to the National Football League, where she previously served as Chief Operating Officer from 2018 to 2020. Prior to becoming Chief Operating Officer, she was the President of the NFL Network. Before joining the NFL in 2017, Ms. Turcke served in various operational capacities at Bell Canada from 2005 to 2017, most recently as President of Bell Media, Inc. Ms. Turcke serves on the boards of the Royal Bank of Canada and Northern Star Investment Corp. II, each of which are publicly held.

Through her experience in various operational capacities at Bell Canada, and more recently as COO of the National Football League, Ms. Turcke contributes significant operational and management experience, including extensive experience in the telecom industry.

Independent Director Since April 2021

Board Committees: Audit; Nominating & Corporate Governance (Chair)

Prat Vemana
Mr. Vemana, 50, has served as Senior Vice President and Chief Digital Officer of Kaiser Foundation Health Plans and Hospitals since 2019, leading the development and execution of the organization’s digital vision and strategy. From 2015 to 2019, he held positions at The Home Depot, Inc., including Chief Product and Experience Officer. Prior to his tenure at Home Depot, Mr. Vemana held a variety of corporate-level positions at Staples, Inc. from 2010 to 2015, most recently as Vice President of Global eCommerce, Product Management and Analytics. From 2009 to 2010, Mr. Vemana was Vice President, Product Development, of the Informed Clinical Sciences Corporation. He holds a bachelor’s degree in Computer Science and Engineering from the University of Madras and a Master’s in Business Administration in Global Leadership and Innovation from MIT’s Sloan School of Management.

As SVP and Chief Digital Officer of Kaiser Permanente, and through his prior roles at Home Depot and Staples, Mr. Vemana gained extensive experience in digital, product development and management, strategic and operational planning and consumer marketing which he contributes to the Board.

Independent Director Since April 2021

Board Committees: Nominating & Corporate Governance; Operations

Decisions regarding the renomination of directors are made by the Board, upon the recommendation of the Nominating and Corporate Governance Committee, which annually evaluates each director’s performance and contribution to the Board. See “Director Nominations” below.
Frontier Communications	11	2022 Proxy Statement

Board Composition and Structure
Board Meetings and Director Independence
In 2021, the Board held 10 meetings, 7 meetings post-Emergence and 3 meetings pre-Emergence. The average attendance of all current directors at Board and Committee meetings in 2021 post-Emergence was 99%. In 2021, each incumbent director, including our pre-Emergence directors, attended over 90% of the total number of Board meetings and meetings of the committees on which the director served during the period in which he or she served as a director.
Our directors hold regularly scheduled executive sessions in which they meet outside the presence of (i) our CEO and (ii) both our CEO and our Executive Chairman. John Stratton, in his role as Executive Chairman, presides at executive sessions of the Board in which he participates. The applicable committee Chairs presides at executive sessions of the Board’s standing committees.
Under our Corporate Governance Guidelines, which are available on the Investor Relations page of our website at
www.frontier.com
, all directors are expected to have the time and willingness to carry out their duties and responsibilities effectively. The Nominating and Corporate Governance Committee considers all outside directorships under our policies with respect to overboarding. No director may serve on more than four public company boards (including Frontier’s Board), no director who is an executive officer of a public company may serve on more than two public company boards (including Frontier’s Board), and no director may serve on more than three public company audit committees (including Frontier’s Audit Committee) unless, in each case, the Committee has determined that such simultaneous service would not impair the director’s ability to effectively serve on Frontier’s Board or Audit Committee, as the case may be. In addition, directors are expected to attend the Company’s annual meeting of stockholders, unless unusual circumstances make attendance impractical. The Company did not hold an annual meeting of stockholders in 2021.
The Board undertakes an annual review of director independence by reviewing relationships between Frontier and each director as well as Frontier and the organizations with which each director is affiliated. After considering the relevant facts, the Board has affirmatively determined that each director, other than Mr. Stratton and Mr. Jeffery, is an independent director as defined under the rules of the SEC and Nasdaq Stock Market LLC (“Nasdaq Listing Rules”) and under the criteria adopted by the Board in the Company’s Corporate Governance Guidelines.
Director Nominations
Our Nominating and Corporate Governance Committee evaluates and recommends to the Board candidates for nomination to the Board. The process used to identify a nominee to serve as a member of the Board of Directors may vary depending upon the qualities sought. From time to time, Frontier may engage executive search firms to assist the Committee in identifying potential new directors. Mr. Stratton worked closely with a third-party search firm retained to help identify and evaluate potential directors for Frontier’s post-Emergence Board.
In addition, Frontier has adopted director qualification guidelines. These director criteria are part of Frontier’s Corporate Governance Guidelines which are available on the Investor Relations page of our website at
www.frontier.com
. These qualifications describe specific characteristics that the Nominating and Corporate Governance Committee will take into consideration when selecting nominees for the Board, including: educational background, experience, qualifications and skills relevant for effective understanding of the Company’s business and oversight of the Company’s management; a good reputation and character; and the lack of any conflict of interest that would impair the director’s ability to fulfill his or her responsibilities as a member of the Board. In addition, the criteria reiterate that the Board believes that diversity, including with respect to gender, race and ethnicity, brings a valuable mix of viewpoints to the Board that is important to the effectiveness of the Board’s oversight of the Company.
Stockholders may also propose director candidates for consideration by the Nominating and Corporate Governance Committee. See “Proposals by Stockholders” in this proxy statement.
Frontier Communications	12	2022 Proxy Statement

Board Composition and Structure
Board Diversity and Composition
In the process of identifying nominees to serve as members of the Board of Directors, the Nominating and Corporate Governance Committee considers the Board’s diversity, including with respect to relevant experience, areas of expertise, tenure, gender, and whether the person self-identifies as an underrepresented minority or LGBTQ+. The Board believes that diversity brings a valuable mix of viewpoints to the Board that is important to the effectiveness of the Board’s oversight of the Company. As noted above, each candidate for nomination as a director, including each person recommended by stockholders, is also evaluated in accordance with the additional criteria adopted by our Board.
In addition, the Nominating & Corporate Governance Committee will consider a nominee’s “independence,” as defined by the SEC and the Nasdaq Listing Rules. To the extent permitted by applicable law and our bylaws, nominees who do not qualify as independent may be nominated when, in the opinion of the Nominating and Corporate Governance Committee, such action is in the best interests of Frontier and our stockholders. When considering directors for re-nomination, the Nominating and Corporate Governance Committee will also consider the results of the annual Board evaluation in its Board refreshment strategy and the participation of and contributions to the activities of the Board for any director.
Our Board includes one or more current and/or former CEOs and CFOs, experts in communications, technology, marketing and strategy, finance and auditing, and individuals of different race, gender, ethnicity and background. As a result, our Board brings extensive experience across key disciplines, including technology, finance, operations, legal and regulatory, industry experience and people talent.
In accordance with Nasdaq’s new Board Diversity Rules (Rule 5605(f) and Rule 5606), the following Board Diversity Matrix presents our Board diversity statistics. The Rule’s minimum diversity objective is two diverse directors, including one who self identifies as female, and one who self-identifies as either an underrepresented minority or LGBTQ+. Our Board currently includes five diverse directors.
Board Diversity Matrix (As of April 4, 2022)
Total Number of Directors: 9
	Female	Male	Non-Binary	Did not Disclose Gender
Directors	4	5	—	—
Number of Directors who identify in Any of the Categories Below:
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—
LGBTQ+	—
Did not Disclose Demographic Background	—
Frontier Communications	13	2022 Proxy Statement

Board Composition and Structure
Board Leadership Structure
Our Board is led by Executive Chairman John Stratton. Mr. Stratton was a significant contributor to the Company’s restructuring efforts, and in September 2020 it was announced that he would be appointed Executive Chairman upon Emergence. Mr. Stratton is a world-class leader and was identified by stakeholders as being critical to the Company’s ability to restructure, successfully emerge from bankruptcy and formulate and execute our turnaround and strategic plans. Leading up to emergence, Mr. Stratton was responsible for recruiting and assembling the post-Emergence Board of Directors and provides hands-on leadership in his current role as Executive Chairman.
Our Board does not have a policy as to whether the roles of Chairman and CEO should be separate or combined; both independent or a management director, including the CEO or another employee, may be appointed as a chairperson of the Board. In addition, if the chairperson is not an independent director, our Board may choose whether to designate a lead independent director. The Board has determined that it is in the best interests of our stockholders at this time to separate the roles of Chairman and CEO and for the Executive Chairman to be the sole leader of the Board. Although Mr. Stratton is technically not “independent” under Nasdaq Listing Rules given his role as Executive Chairman, the Board has determined that his position as an executive officer of the Company does not impact his ability to evaluate corporate and strategic matters from the same outside perspective as the independent members of the Board. Mr. Stratton served as a Board Observer prior to being appointed as Chairman of the Board upon Emergence. Mr. Stratton was specifically identified by the equitizing noteholders as the person who would be best positioned to lead the Board post-Emergence, and many of the responsibilities expected of Mr. Stratton would overlap with a lead independent director. The Board will continue to evaluate our leadership structure based on the best interests of Frontier and our stockholders and will appropriately disclose any changes to the current board leadership structure.
The Role of the Executive Chairman:
Board Governance
•	Lead the Board in its deliberation and decision making process
•	Preside over meetings of the Board and annual and special meetings of stockholders
•	Organize Board meeting schedules and agendas
•	Work with the Board and its committees to evaluate prospective director candidates
•	Consult on the Board’s self-assessment and evaluation processes
Internal Leadership
•	Work closely with the CEO on key items, including Frontier’s strategic plan, and day-to-day operations
•	Act as a liaison between senior management and the Board
•	Assist in hiring and retaining Frontier’s senior management team
External Communications
•	Support CEO in developing and maintaining relationships with clients
•	With CEO, actively communicate with stockholders, financial institutions and other key stakeholders
•	Where applicable, serve as the primary point of contact with regulatory and government officials
Frontier Communications	14	2022 Proxy Statement

Board Composition and Structure
Committees of the Board
The Board has four standing committees established under our bylaws and Corporate Governance Guidelines: Audit Committee, Compensation and Human Capital Committee, Nominating and Corporate Governance Committee and Operations Committee. All members of each of the four standing Committees are independent.
Each Committee is governed by a written charter setting forth the Committee’s responsibilities, and each Committee reviews its charter at least annually, with any changes being recommended to the full Board for approval. Copies of the charter for each of the Committees are available under the “Governance” tab on the Investor Relations page of our website at
www.frontier.com
.
Current Committees and Membership
Name	Audit Committee	Compensation and Human Capital Committee	Nominating and Corporate Governance Committee	Operations Committee
Kevin Beebe				CHAIR
Lisa Chang
Pam Coe		CHAIR
Steve Pusey
Margaret M. Smyth	CHAIR
Maryann Turcke			CHAIR
Prat Vemana
CHAIR = Committee Chair
= Committee Member
Audit Committee
The primary responsibilities of the Audit Committee include:
•	Select, determine compensation for, and oversee the work of our independent auditors;
•
Assist the Board in its oversight of our financial statements, compliance with legal and regulatory requirements, the independence, performance and qualifications of our independent auditors, the qualifications of our internal auditors and internal audit function performance;

•	Pre-approve all audit and permissible non-audit services, if any, provided by our independent auditors;
•	Prepare the Audit Committee Report;
•	Oversee risk assessment and risk management.
Each of the committee members is independent under and meets the financial literacy requirements of the Nasdaq Listing Rules. The Board has determined that Margaret M. Smyth and Maryann Turcke each qualify as an “audit committee financial expert” as defined by SEC rules.
The current Audit Committee met 5 times in 2021 post-Emergence. The Report of the Audit Committee is included beginning on page 25 of this proxy statement.
Frontier Communications	15	2022 Proxy Statement

Board Composition and Structure
Compensation and Human Capital Committee
The primary responsibilities of the Compensation and Human Capital Committee include:
•	Review general compensation strategies and policy;
•
Evaluate, at least annually, the performance of the CEO and other senior executives against corporate goals and objectives and determine and approve executive compensation (including any discretionary incentive awards) based on this evaluation;

•	Engage in CEO succession planning efforts and executive talent development;
•	Review and make recommendations to the Board regarding director compensation;
•	Prepare the Compensation Committee Report;
•	Assist the Board in its oversight of human capital management, including corporate culture, diversity, equity inclusion, attrition and employee relations; and
•	Oversee and approve, or recommend to the Board for approval, incentive compensation plans and equity-based compensation plans.
Each Compensation and Human Capital Committee member is independent under Nasdaq’s heightened independence standards for members of a compensation committee and is a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.
The current Compensation and Human Capital Committee met 5 times in 2021 post-Emergence. A copy of the Report of the Compensation and Human Capital Committee is included beginning on page 49 of this proxy statement.
Nominating and Corporate Governance Committee
The primary responsibilities of the Nominating and Corporate Governance Committee include:
•	Conduct annual evaluations of the Board and its committees;
•	Recommend candidates for nomination, election or appointment to the Board and its committees; and
•	Take a leadership role in shaping our corporate governance, including developing and recommending to the
Board our Corporate Governance Guidelines.
The current Nominating and Corporate Governance Committee met 3 times in 2021 post-Emergence. The Nominating and Corporate Governance Committee is comprised entirely of directors who are independent under Nasdaq Listing Rules.
Operations Committee
The primary responsibilities of the Operations Committee include:
•	Review and advise the leadership team on material items impacting the overall operations of the business, including marketing, sales, customer care and network and IT technology;
•	Review and approve/recommend the annual budget and long range financial forecasts; and
•	Review the Company’s cybersecurity and other IT risks.
The Operations Committee met 3 times in 2021 post-Emergence. The Operations Committee is comprised entirely of directors who are independent under Nasdaq Listing Rules.
Pre-Emergence Board Committees
Prior to Frontier’s emergence from bankruptcy, the board had four standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Finance Committee. All members of the four standing committees were independent under Nasdaq Listing Rules.
Frontier Communications	16	2022 Proxy Statement

Board Composition and Structure
The pre-Emergence Audit Committee comprised of Edward Fraioli (Chair), Kevin Beebe, Paul Keglevic, Mohsin Meghji and Robert Schriesheim and met 3 times in 2021 prior to emergence. The pre-Emergence Compensation Committee comprised of Diana S. Ferguson (Chair), Kevin Beebe, and Peter C.B. Bynoe and met one time in 2021 prior to emergence. The pre-Emergence Nominating and Corporate Governance Committee comprised of Peter C.B. Bynoe (Chair), Diana S. Ferguson and Edward Fraioli and did not meet in 2021. Each of these three standing committees operated under a committee charter and had primary responsibilities consistent with applicable SEC requirements and the Nasdaq Listing Rules.
The pre-Emergence Finance Committee comprised of Robert A. Schriesheim (Chair), Kevin Beebe, Paul M. Keglevic and Mohsin Y, Meghji. The Finance Committee’s primary responsibilities included evaluating the Company’s capital structure and considering, evaluating and negotiating capital market and/or financing transactions and/or strategic alternatives for Frontier Communications Corporation and its stakeholders. The Finance Committee was responsible for oversight of Frontier’s bankruptcy proceedings and met at least weekly during the critical stages of bankruptcy. The Finance Committee met 17 times in 2021 prior to Emergence.
For further information regarding the pre-Emergence Board and Committees of Frontier prior to Emergence, including director biographical information and committee responsibilities, see the Company’s Form 10-K/A for the year ended December 31, 2020, filed with the SEC.
Compensation Committee Interlocks and Insider Participation
The Compensation and Human Capital Committee currently consists of Kevin Beebe, Lisa Chang and Pamela Coe. No member of our Compensation and Human Capital Committee is or has been an officer or employee of the Company.
During 2021, none of our executive officers served as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of, as applicable, our pre-Emergence or post-Emergence Board or Compensation Committee.
Board Evaluation Process
The Board has implemented a robust evaluation process designed to objectively elicit valuable and candid director feedback about board dynamics, operations, structure, performance and composition.
Evaluation	Assessment	Enhancements
Board and each Committee conduct annual self-evaluations to evaluate performance	Self-assessments help inform practices of the Board and each committee and identify areas of strength and areas where changes should be considered	The Board and each Committee will seek to implement changes that enhance its performance and oversight
The annual Board evaluation process is designed and overseen by the Nominating and Corporate Governance Committee and the Executive Chairman. The evaluations are designed to elicit candid input and discussion and to generate actionable enhancements to Board and Committee functions. On an ongoing basis, the Board works closely with senior management to ensure that the Board structure and operations, including the flow of information between management and the Board, are appropriately calibrated and enhance the Board’s oversight role. The current Board was constituted upon Frontier’s emergence on April 30, 2021; as of the date of the Annual Meeting, 8 of our 9 current directors have tenures of one year.
Risk Management and Board Oversight
The Board is responsible for understanding the principal risks associated with Frontier’s business on an ongoing basis and for oversight of Frontier’s risk management process. The full Board regularly discusses exposure to potentially material risks and the intersection of these risks with corporate strategy. While material risks are generally overseen by the full Board, committees of the Board have key roles in risk monitoring and oversight as set forth in their respective charters. This enhances the Board’s ability to work more closely with senior management on risk identification and mitigation. The
Frontier Communications	17	2022 Proxy Statement

Board Composition and Structure
Audit Committee reviews and discusses with management the risks faced by the Company and the policies, guidelines and processes by which management assesses and manages these risks, including major financial risks and exposures and the enterprise risk management (ERM) process. The Compensation and Human Capital Committee reviews and discusses with management risks related to human capital management, including the company’s compensation policies and practices. The Nominating and Corporate Governance Committee is responsible for oversight of our governance structure and policies as well as oversight of ESG matters. The Operations Committee oversees cyber security related risks and business continuity planning.
Management is responsible for Frontier’s risk management activities, including the annual ERM process, which is jointly administered by the Chief Financial Officer and the Senior Vice President, Internal Audit. As part of the ERM process, each member of senior management and his or her direct reports participate in an annual identification, assessment and evaluation of enterprise level risks. For each such risk, one or more mitigation strategies are developed and implemented to minimize or manage that risk. During the course of the year, periodic monitoring, self-assessment and reporting to the Audit Committee are performed by senior management to:
•	Update the trending of each risk, compared to the latest annual ERM review;
•	Identify and consider new and emerging risks;
•	Assess the implementation status and effectiveness of each mitigation strategy; and
•	Identify changes to mitigation strategies, if necessary.
Communications with the Board of Directors
Any stockholder or interested party who wishes to communicate with the Board as a group, an individual director, the Executive Chairman or a specified Board committee or group, may do so by writing a letter to Frontier Communications, 401 Merritt 7, Norwalk, Connecticut 06851, Attn: Corporate Secretary. Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. We will receive and process these communications before forwarding them to the addressee. We generally will not forward to directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the company. This information regarding contacting the Board is also posted on the Investor Relations page of our website at
www.frontier.com
.
Frontier Communications	18	2022 Proxy Statement

Director Compensation
Frontier uses cash and stock-based compensation to attract and retain qualified non-employee members of our Board.
Post-Emergence Director Compensation
Annual Core Compensation
Under the current non-employee director compensation program, non-employee directors receive $250,000 of annual core compensation consisting of: $100,000 in cash, paid quarterly, and $150,000 of restricted stock units (RSUs), granted annually. In 2021, non-employee directors received an initial Emergence RSU grant valued at $300,000 (or 2x the annual award), which vests in two equal installments in 2022 and 2023. This initial Emergence RSU grant was intended to be one-time in nature and was designed to adequately compensate the non-employee directors of the post-Emergence Board for the heavy workload that was expected to be undertaken in connection with becoming familiarized with the Company’s business and assisting with the turnaround effort following Emergence.
In designing the post-Emergence non-employee director compensation program, the Board reviewed and considered reports and recommendations provided by Willis Towers Watson, the Board’s independent compensation consultant. These reports included peer data relating to the Company’s peer group as well as considering the practices of other post-emergence companies.
Committee Chair and Member Retainers
Under the post-Emergence program for 2021, Committee chairs received annual cash chair retainers, paid quarterly, as follows: Audit Committee - $25,000; Compensation & Human Capital Committee - $20,000; Nominating & Corporate Governance Committee - $15,000; and Operations Committee - $25,000.
Under the post-Emergence program for 2021, Committee members also received, incremental to any chair retainer, RSU committee member retainers as follows: Audit Committee - $25,000; Compensation & Human Capital Committee - $22,000; Nominating & Corporate Governance Committee - $20,000; and Operations Committee - $30,000. The 2021 Committee retainer amounts were established in anticipation of the substantial workload that would be required of our non-employee directors immediately post-Emergence.
Frontier Communications	19	2022 Proxy Statement

Director Compensation
The following table sets forth information regarding compensation earned during the post-Emergence period of 2021 for each non-employee director. Mr. Stratton receives compensation under our executive compensation program for his service as Executive Chairman of the Board and does not participate in the director compensation program. Mr. Jeffery, our Chief Executive Officer, receives no remuneration for service as a member of our Board. For further detail on the compensation of Messrs. Stratton and Jeffery, see the Compensation Discussion and Analysis section of this Proxy Statement.
Name	2021 Fees Earned or Paid in Cash ($)(1)	2021 Director Restricted Stock Awards – RSU ($ value)(2)	Total ($)
Kevin L. Beebe	$93,750	$395,158	$488,908
Lisa V. Chang	$75,000	$389,545	$464,545
Pamela L. Coe	$90,000	$389,545	$479,545
Steve C. Pusey	$75,000	$392,913	$467,913
Margaret M. Smyth	$93,750	$398,526	$492,276
Maryann Turcke	$86,250	$398,526	$484,776
Prat Vemana	$75,000	$392,913	$467,913
(1)	Includes director annual core cash compensation plus applicable cash committee chair retainer, if any.
(2)
The aggregate grant date fair values of stock awards were computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718. The assumptions used in the valuation are discussed in Note 15 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021.

Includes time-based restricted stock units consisting of (i) the initial special Emergence RSU grant valued at $300,000 (2x the annual award) which vests in two equal installments on April 30, 2022 and April 30, 2023, plus (ii) applicable 2021 RSU committee member retainers. The Board determined it was appropriate for the number of shares granted to be based on the 20-day post-Emergence Volume Weighted Average Price, which was $25.61. The grant date fair value of each directors’ award as calculated for financial reporting purposes was $28.75 per share.
In accordance with our bylaws, we indemnify our directors and officers to the fullest extent permitted by law, so that they may be free from undue concern about personal liability in connection with their service to the Company. We have also entered into indemnification agreements with our directors and executive officers that provide similar indemnification rights.
Director Stock Ownership Guidelines
Each non-management director is expected to own shares of our stock having a minimum value of five (5) times their annual core cash compensation (which currently equates to $500,000) within five (5) years after joining the Board. Stock unit grants are counted for purposes of fulfilling this guideline.
Compensation of Pre-Emergence Directors
In 2021, compensation for pre-Emergence non-employee directors was paid in cash, in advance, in equal quarterly installments. The following retainers, fees and stipends were established for non-employee directors in 2021 pre-Emergence; in each case, these amounts were paid through the date of Emergence, resulting in a pro rata payment for the first two quarters of 2021. Each non-employee director was to receive an aggregate annual director retainer and fees of $215,000, consisting of an annual $95,000 retainer and an annual $120,000 fee. The Chairman of the Board was to receive an annual stipend of $175,000. Stipends of $25,000, $20,000, $15,000 and $1,465,000 were established for the Chairs of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Finance Committee, respectively. Non-Chair members of the Finance Committee were to receive an incremental annual stipend of $385,000. Former CEO Bernard Han, the only employee director, received no remuneration for service as a member of the pre-Emergence Board.
Frontier Communications	20	2022 Proxy Statement

Director Compensation
The pre-Emergence non-employee directors received the following amounts in 2021: Kevin Beebe ($300,000); Peter C.B. Bynoe ($115,000); Diana S. Ferguson ($117,500); Edward Fraioli ($120,000); Paul M. Keglevic ($300,000); Mohsin Y. Meghji ($300,000); Pamela D.A. Reeve ($195,000); Robert A. Schriesheim ($840,000).
In addition to the compensation described above, Mr. Schriesheim, in consideration for his service as Chair of the Finance Committee through Bankruptcy, entered into an agreement approved by the Bankruptcy Court pursuant to which he was eligible to receive three performance-based awards based on the value of post-Emergence Frontier common stock. The first performance award resulted in a grant value equal to 164,578 shares at the closing price of $26.95 of Frontier common stock on May 4, 2021, the initial trading day. Awards two and three were determined to be the equivalent of 6,308 and 12,958 shares, with both awards vesting on May 17, 2021 at a share price of approximately $25.05 based upon the 10 trading day VWAP. Under these awards, Mr. Schriesheim had the option to receive either shares or an equivalent value in cash upon vesting. Mr. Schriesheim elected cash for all three awards and received an aggregate of $4,917,913 in cash.
Frontier Communications	21	2022 Proxy Statement

Corporate Governance
We maintain corporate governance policies and practices that provide what the Board believes to be appropriate oversight, leadership and independence, including compliance with applicable requirements under the Sarbanes-Oxley Act of 2002 and the rules of the SEC and Nasdaq. A copy of our Corporate Governance Guidelines is available upon request to our Secretary, or may be viewed or downloaded from the Investor Relations page of our website at
www.frontier.com.
Governance Overview
We are committed to maintaining robust governance practices and a strong ethical culture that benefit the long-term interests of our stockholders. Management, with the oversight of the Board, regularly reviews, updates and enhances its corporate governance practices and compliance and training programs, as appropriate, in light of stockholder feedback, changes in applicable laws, regulations and stock exchange requirements and the evolving needs of our business. Our corporate governance and compliance practices include:
•
Independent Oversight and Diverse Board Representation. The Board maintains a significant majority (7 of 9) of independent directors, including fully independent Board committees. The diverse Board brings extensive experience across key disciplines.

•
Strong Board Leadership. The Board has separate Chairman and CEO roles and is led by Executive Chairman John Stratton. Mr. Stratton works closely with the Board, our Chief Executive Officer and senior management on key items including strategy, budget and operations.

•
Succession Planning.The Compensation and Human Capital Committee of the Board is responsible for the development and periodic review of succession plans for members of senior management. This includes a commitment to fostering diversity outside of the Board and C-suite.

•
Prohibition on Hedging and Pledging. We prohibit all directors and executive officers from engaging in hedging transactions, including options (such as puts or calls) or other financial instruments (such as forward contracts, equity swaps, collars or exchange funds) that are designed to hedge or offset any decrease in the market value of our securities. We also prohibit all directors and executive officers from pledging Company securities, unless specifically pre-approved by the Company’s Chief Legal Officer.

•	Board and Committee Self-Evaluations. The Nominating and Corporate Governance Committee and Executive Chairman oversee an annual evaluation of the Board and its committees.
•
Stockholder Engagement. Frontier is committed to building long-term stockholder relationships and transparency in communication. Since Emergence, we have held numerous meetings with institutional stockholders to discuss various topics, including Frontier’s financial performance, fiber strategy, corporate governance, sustainability and executive compensation program.

•
Corporate Culture, Social Responsibility and Sustainability. Since May 2021, Frontier has undertaken a significant transformation with the newly defined purpose of Building Gigabit AmericaTM. Our strategy involves four key priorities: fiber deployment, fiber penetration, customer experience and operational efficiency. We are committed to connecting underserved individuals to digital society, developing a talented, diverse and sustainable workforce, being stewards of the environment, and maintaining the highest principles of corporate governance.

•
Comprehensive Compliance and Ethics Programs.The Company maintains a third-party managed hotline that permits the anonymous reporting of potential violations of our Code of Business Conduct and other concerns. All hotline submissions are reviewed and investigated by appropriate members of management. The results of all such investigations are reported to senior management and the Audit Committee quarterly.

Frontier Communications	22	2022 Proxy Statement

Corporate Governance
Our Board has adopted Corporate Governance Guidelines, a Code of Ethics and charters for each of our four standing Board committees to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Ethics on the Investor Relations page of our website at
www.frontier.com
, or by writing to our Corporate Secretary at our offices at 401 Merritt 7, Norwalk, CT 06851.
Code of Ethics
Our Code of Ethics applies to all employees, executive officers and directors. Specific provisions applicable to our principal executive officer and senior financial officers are contained in our Specific Code of Business Conduct and Ethics Provisions for Certain Officers (the “Executive Code”). We intend to disclose on our website any amendment to, or waiver of, any provision of our Code of Ethics or Executive Code that is required to be disclosed pursuant to securities laws. Copies of the Code of Conduct and the Executive Code are available upon request to our Corporate Secretary, or on the Investor Relations page of our website at
www.frontier.com
.
Chief Executive Officer Succession
The Board is actively engaged in managing executive talent and succession planning. The Compensation and Human Capital Committee reviews and considers succession plans for the CEO and other members of the senior leadership team, and oversees the development of the CEO, senior leadership team candidates and other executive talent. The Board also evaluates the adequacy and effectiveness of Frontier’s succession plan for the CEO in connection with its annual assessment of the performance of the CEO.
Frontier Communications	23	2022 Proxy Statement

2	Proposal Two: Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm
Board Recommendation
The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. KPMG has served as our independent registered public accounting firm since 1936, and the Audit Committee believes that the continued retention of KPMG as our independent registered public accounting firm is in the best interests of Frontier and our stockholders.
The ratification of this appointment is being submitted to stockholders because we value the opinions of our stockholders and believe that ratification of the appointment is a sound corporate practice. In the event that stockholders do not ratify the selection of KPMG, the Audit Committee will take that fact into consideration, but may, nevertheless, continue to retain KPMG.
A representative of KPMG is expected to participate at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.
The Board unanimously recommends that you vote
FOR
 the ratification of selection of KPMG as the Company’s independent registered public accounting firm for 2022.
Audit and Non-Audit Fees
The following table sets forth the fees for professional audit services paid by us to KPMG LLP, our independent registered public accounting firm:
	2021	2020
Audit Fees	$8,272,100	$7,012,000
Audit-Related Fees	11,000	10,000
Tax Fees	1,414,194	2,388,600
All Other Fees	—	—
Total	$9,697,294	$9,410,600
Audit Fees
Audit fees relate to professional services rendered in connection with the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K and internal control over financial reporting, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and audit services provided in connection with other subsidiary audit reports and professional services rendered in connection with Frontier’s debt offerings.
Audit-Related Fees
For 2021 and 2020, audit-related fees primarily relate to professional services rendered in connection with agreed-upon procedure reports.
Tax Fees
Tax fees for 2021 and 2020 primarily relate to tax consulting services as well as professional services rendered in connection with the preparation of transactional tax filings.
Frontier Communications	24	2022 Proxy Statement

Proposal 2
Policy on Pre-Approval
The Audit Committee is required to pre-approve all audit and permissible non-audit services provided by KPMG LLP to ensure that the provision of such services does not impair our public accounting firm’s independence. All of the services of KPMG LLP for 2021 and 2020 were pre-approved by the Audit Committee.
Report of the Audit Committee
Frontier’s Audit Committee consists of four independent directors, each of whom has been determined by the Board to meet the heightened independence criteria applicable to Audit Committee members and to satisfy the financial literacy requirements of the Nasdaq Listing Rules and the applicable rules of the SEC. The Audit Committee operates pursuant to a charter that is available on the Investor Relations page of our website at
www.frontier.com
.
The Audit Committee is responsible, under its charter, for oversight of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee has the authority to appoint and retain our independent registered public accounting firm, and to approve the audit and non-audit services to be provided. The Audit Committee’s function is more fully described in its charter.
Management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with U.S. generally accepted accounting principles. KPMG LLP, our independent registered public accounting firm, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.
The Audit Committee has met and held discussions with management, our senior internal auditor and our independent registered public accounting firm (with and without management and our senior internal auditor present) and has reviewed and discussed the audited consolidated financial statements and related internal control over financial reporting with management and our independent registered public accounting firm.
The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees.
Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with our independent registered public accounting firm that firm’s independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC. The Audit Committee selected KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2022, which is being presented to stockholders at the Annual Meeting for ratification.
Submitted by:
Margaret M. Smyth, Chair
Lisa Chang
Pamela Coe
Maryann Turcke
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Letter From the Chair of our Compensation AND HUMAN CAPITAL Committee
Dear Stockholders,
I am pleased to introduce myself as Chair of the post-Emergence Compensation and Human Capital Committee. Since joining Frontier’s Board of Directors upon emergence from bankruptcy, I’ve had the opportunity to witness first-hand the extraordinary accomplishments the new executive leadership team has stewarded alongside the post-Emergence Board of Directors. Frontier’s employees have rallied to address the opportunities and challenges of Frontier’s new strategic plan. There is still more work to be done, but we are very proud of the progress made thus far.
The Compensation Discussion & Analysis (CD&A) that follows provides a detailed discussion of the compensation programs that were in effect at Frontier during 2021. Frontier emerged from chapter 11 bankruptcy on April 30, 2021, and therefore the CD&A covers both a pre-Emergence period and a post-Emergence period. As a result, it is a more complex report than we anticipate delivering going forward.
The pre-Emergence Compensation Committee, with the support of pre-Emergence stakeholders, approved certain executive compensation arrangements that were expected to continue past Emergence. Certain of these pre-Emergence compensation programs and arrangements were subsequently approved by the Bankruptcy Court. These programs were designed to help create future value for the Company and its stakeholders during a transitionary and challenging time.
The post-Emergence Compensation Committee believes strongly in a pay-for-performance philosophy and an alignment of compensation with long-term creation of shareholder value. We are committed to ensuring that compensation opportunities are designed with that philosophy in mind. We believe this commitment is evidenced by the structure of the annual incentive program and long-term equity programs that were implemented post-Emergence. Specifically, the annual incentive program was designed to pay out based 100% on pre-set financial goals (without any individual component or discretionary factors), and the long-term equity awards granted in connection with Emergence are 67% performance-based and measured over a three-year period. Our Compensation Committee will continue to evolve our executive compensation programs as needed to support our long-term business strategy consistent with our stated design principles. We look forward to communicating with you in the future.
Sincerely,
Pamela L. Coe (Chair)
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Compensation Discussion and Analysis
Executive Overview
Our organization took a transformative and exciting step during 2021, successfully emerging from chapter 11 bankruptcy on April 30, 2021 (“Emergence”) with a restructured balance sheet, a new executive leadership team and a new purpose of Building Gigabit America™. We are well positioned to achieve our key strategic priorities, including executing on our fiber-based strategy, improving operations, and driving shareholder value.
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and objectives and the decisions of the Compensation Committee of the Board regarding the fiscal 2021 compensation of our named executive officers. This CD&A provides details on both the pre-Emergence program established by the pre-Emergence Board of Directors, as well as the program established and administered by our post-Emergence Compensation and Human Capital Committee during the remainder of 2021.
2021 Named Executive Officers
For fiscal 2021, our named executive officers (“NEOs”) were:
Nick Jeffery	President & Chief Executive Officer (“CEO”)
John Stratton	Executive Chairman
Scott Beasley	Executive Vice President, Chief Financial Officer (“CFO”)
Mark Nielsen	Executive Vice President, Chief Legal and Regulatory Officer
Veronica Bloodworth	Executive Vice President, Chief Network Officer
Bernard Han*	Former President & Chief Executive Officer
Sheldon Bruha**	Former Executive Vice President & Chief Financial Officer
*	Effective March 4, 2021, Mr. Han stepped down as President and Chief Executive Officer and Mr. Jeffery was appointed President and Chief Executive Officer.
**	Effective June 13, 2021, Mr. Bruha stepped down as Chief Financial Officer. Mr. Beasley was appointed Chief Financial Officer effective June 14, 2021.
Our post-Emergence Board of Directors has assembled a world-class executive leadership team to guide Frontier through its next phase of growth, which includes, in addition to Messrs. Jeffery and Stratton who were appointed to their executive leadership positions prior to Emergence, Scott Beasley as Chief Financial Officer and Veronica Bloodworth as Chief Network Officer.
2021 Business Highlights
Our financial performance has been strong following Emergence and we continue to make substantial progress in executing on our long-term plan and strategies. Below are several of our key 2021 financial and performance highlights achieved following Emergence:
2021 Financial and Operational Highlights
•	Fiber Build: Total fiber passings of 4.0 million at December 31, 2021.
•
Broadband Customer Net Adds: 99,000 fiber broadband customer net additions in 2021 (75% of which came in the second half of the year.) Reached positive total broadband customer net additions for the first time in more than 5 years.

•	Financial Results: Reported Revenue of $6.41 billion, Net Income of $4.96 billion and Adjusted EBTIDA[1] of $2.48 billion.
[1]
In this Proxy Statement, we use Adjusted EBITDA which is a Non-GAAP financial measure. See the “Reconciliation of Non-GAAP Financial Measures” in Annex A for additional discussion of Adjusted EBITDA and a reconciliation to the most directly comparable GAAP measure.

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•	Customer Experience: Improved fiber NPS scores by over 30 points, leading to our highest ever NPS scores in December 2021.
•	Liquidity: Total liquidity of approximately $2.6 billion at year end.
•	Successful Capital Raise: Raised $1 billion of debt in Q4 2021 to help fund our fiber build plans.
Role of the pre-Emergence Compensation Committee vs. post-Emergence Compensation Committee
In connection with our Emergence, our board of directors was re-constituted to include an entirely new slate of directors (other than Mr. Beebe, who served as a director of the pre and post-Emergence board of directors). Effective as of Emergence, our Compensation Committee was re-constituted to consist of Pamela L. Coe (Chair), Lisa V. Chang and Kevin L. Beebe. Ms. Coe and Ms. Chang were appointed to the Board effective as of Emergence. Mr. Beebe was the sole continuing director from the pre-Emergence Compensation Committee. Throughout this CD&A, all references to the “pre-Emergence Compensation Committee” means the Compensation Committee as constituted prior to Emergence. References to the “post-Emergence Compensation Committee” means the Compensation and Human Capital Committee as constituted following Emergence.

Approved by Bankruptcy Court, Prior Board or Pre-emergence Compensation Committee:		Approved by Post-Emergence Compensation Committee:
• Base salaries (Stratton, Jeffery, and Nielsen) • 2021 pre-Emergence Annual Incentive Plan (AIP or “bonus plan”) for the first quarter of 2021	• Share reserve under Management Incentive Plan (MIP) • Employment Agreements with Messrs. Jeffery and Stratton	• Base salaries (executive officers hired post-Emergence) • 2021 AIP design for the post-Emergence period • Performance goals and other design features for Emergence grants under the MIP	• Employment Agreements with executive officers hired post-Emergence • New governance features such as stock ownership guidelines and a clawback policy
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Programs Adopted by the pre-Emergence Compensation Committee with Support of Equitizing Noteholders
Certain compensation programs approved by the pre-Emergence Compensation Committee resulted from decisions and input from certain equitizing noteholders who had a vested interest in the success of the post-Emergence organization as the future shareholders of the reorganized Company. Based on publicly filed information, as of March 15, 2022, the pre-Emergence stakeholders continue to represent more than 50% of our existing shareholders.
Specifically, the compensation arrangement with Mr. Stratton was designed by certain equitizing noteholders, with the guidance of their own outside advisors, to reflect the overall value proposition that these holders expected Mr. Stratton to deliver both pre- and post-Emergence. This arrangement was discussed and considered by the pre-Emergence Finance Committee and jointly supported by the pre-Emergence Board. This compensation package, which was subsequently memorialized in an employment agreement approved by the pre-Emergence Board, included an equity-based award, to be granted at Emergence, having a grant date value equal to 1% of the equity value of the Company at Emergence. Mr. Stratton’s grant was designed to be 67% performance-based and was designed to be a one-time grant covering a multi-year period.
Prior to Emergence, the terms of Mr. Stratton’s employment agreement were approved by the pre-Emergence Board of Directors with the support of over 80% of the Company’s equitizing noteholders, as indicated in a letter filed with the bankruptcy court.
There are no current plans to make additional equity-based grants to Mr. Stratton in the future.
Although Mr. Stratton’s compensation package, including the grant date value of his award, was designed by the equitizing noteholders and approved by the pre-Emergence Board, because the MIP was not implemented until after Emergence, the post-Emergence Compensation Committee was responsible for establishing performance goals and payout ranges for Mr. Stratton’s award.
Similarly, the compensation package provided under Mr. Jeffery’s employment agreement was developed with the support of a significant portion of the equitizing noteholders and approved by the Pre-Emergence Compensation Committee.
Programs Administered by the Post-Emergence Compensation Committee
A key initiative for the post-Emergence Board of Directors was to attract top-tier industry talent to fill our executive leadership positions to strengthen and realign our leadership team with the long-term goals of the reorganized Company. To attract these candidates, it was important to offer competitive compensation packages that were designed to incentivize long-term value creation, especially given the competitive labor market that existed when these executive leadership positions were filled.
Following Emergence, Messrs. Jeffery and Stratton worked together with the post-Emergence Compensation Committee to assemble an experienced and motivated executive leadership team, which included appointing a new CFO, a Chief Network Officer, as well as several other new executive leadership positions.
As noted above, the employment agreements with Messrs. Stratton and Jeffery included certain specified terms regarding equity-based compensation to be granted under the MIP (specifically, that 33% of the award be time-based and 67% of the award be performance-based). To ensure proper alignment throughout the entire executive leadership team, the post-Emergence Compensation Committee’s decision to have 67% of the post-Emergence equity awards be performance-based was guided by those agreements to ensure alignment across the leadership team.
The post-Emergence Compensation Committee also approved the 2021 AIP for the post-Emergence period (Q2-Q4 of 2021), and modified the pre-Emergence program to return the AIP to an annual-based program, as opposed to paying out on a quarterly basis. The 2021 AIP designed by the post-Emergence Compensation Committee was fully performance-based, with 100% of the payouts being determined based on the achievement of pre-set financial goals.
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Our post-Emergence Compensation Committee is committed to ensuring that our executive compensation programs continually evolve as necessary to support our business strategy and organizational structure.
Pay-for-Performance Philosophy and stockholder Alignment
The post-Emergence Compensation Committee believes strongly in implementing and maintaining a pay-for-performance philosophy. A significant portion of the total compensation opportunity for our CEO, Executive Chairman and other NEOs receive is “at-risk” and dependent upon Frontier’s future performance through achievement of key financial and business objectives or increases in our stock price.
Our post-Emergence executive compensation program consists of cash and equity-based pay and emphasizes variable pay rather than fixed pay, with target opportunities based on market practices and payments based on performance. The structure of our executive compensation program is intended to reward performance, strong leadership and achievement of business and individual objectives. In addition, long-term time-based and performance-based equity grants are designed to ensure that executive interests are aligned with long-term creation of stockholder value.
The majority of our total compensation for our NEOs is “at risk” based on the achievement of specific performance goals and stock price performance.
Elements of the Executive Compensation Program
Our executive compensation program currently consists of fixed and variable pay, including cash and non-cash components. The chart below summarizes the various elements of Frontier’s executive compensation for 2021 and their purpose:
	Objective & Metrics	Type of Compensation	Key Features
Base Salary	Provide competitive fixed pay that is tied to the market and allows us to attract, retain and motivate executives within the telecom industry and broader talent market	Cash	• Reflects individual skills, experience, responsibilities and performance over time • Provides a stable and reliable source of income
Annual Incentive Plan (AIP)
Encourage focus on Company performance and achievement of specific short-term financial goals and strategic objectives
Post-Emergence metrics:
• Adjusted EBITDA (45%)
• Revenue (20%)
• Fiber Locations Constructed (17.5%)
• Net Fiber Broadband Adds (17.5%)
Cash
• Performance-based reward tied to achievement of short-term (annual) corporate and financial goals
• Pays only if established threshold performance levels are met
• Pre-Emergence AIP (including for Q1 2021) was measured and paid quarterly; post-Emergence AIP measured annually for 2021, prorated for nine months, and paid in 2022

Long-Term Incentive —Restricted Stock Units (RSUs) (33%)	Promote executive retention over the long-term and align compensation over a multi-year period directly with the interests of stockholders	Equity	• Aligns executive and stockholder interests • Promotes retention and enhances executive stock ownership • Earned over three years (vesting 1/3 per year)
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	Objective & Metrics	Type of Compensation	Key Features
Long-Term Incentive —Performance Stock Units (PSUs) (67%)
Closely align executive and stockholder interests over a three-year period and aid in retention
Goals for 2021 were established at the beginning of 2021 for the following two metrics:
• Adjusted Fiber EBITDA (33.33%)
• Fiber Locations Constructed (33.33%)
Goals were established for both 2022 and 2023 for the above metrics in early 2022.

Goals for 2021-2023 were established at the beginning of 2021 for the following metric :
• Expansion Fiber Penetration (33.33%)

Subject to a three-year relative TSR modifier (+/- 20%)
Equity
• Performance-based reward tied to achievement of long-term (3-year) corporate, financial goals
• Promotes retention and enhances executive stock ownership
• Earned after three years based on actual performance

Other Benefits	Provide standard programs for employees to pursue physical and financial wellbeing through retirement and health and welfare benefits	Benefits	• NEOs receive broad-based benefits made available to similarly-situated employees • No excessive perquisites
Overview of Our Executive Chairman’s Compensation
As discussed above, attracting a world-class leadership team was critical to Frontier’s successful Emergence and was a key goal for stakeholders in connection with the Emergence process. Specifically, the equitizing noteholders identified Mr. Stratton as being critical to the Company’s ability to restructure, successfully Emerge from bankruptcy, and lead the post-Emergence turnaround strategy.
•
Mr. Stratton was a significant contributor to the Company’s restructuring efforts, and in September 2020 it was announced that he would be appointed Executive Chairman upon the Company’s Emergence. Leading up to Emergence, Mr. Stratton was responsible for recruiting and assembling the post-Emergence Board of Directors and, alongside the pre-Emergence Board, played a large role in leading the search for a new CEO with a proven track record and ability to maximize efficiencies for the Company going forward.

•
Given Mr. Stratton’s crucial role with the Emergence process and the post-Emergence turnaround strategy, a number of significant equitizing noteholders wanted to ensure that Mr. Stratton’s interests were properly aligned with their interests over the long term. Accordingly, the compensation arrangement with Mr. Stratton was designed by the equitizing noteholders with the guidance of their own outside advisors, and this arrangement was discussed and considered by the pre-Emergence Finance Committee (and its own outside advisors), and jointly supported by the pre-Emergence Board. This compensation package included an equity-based award, to be granted at Emergence, having a grant date value equal to 1% of the equity value of the Company at Emergence.

•
Mr. Stratton’s grant was designed to be 67% performance-based and designed as a one-time grant covering a multi-year period. There are no current plans to make additional equity-based grants to Mr. Stratton in the future.

•
Prior to Emergence, the terms of Mr. Stratton’s employment agreement were approved by the pre-Emergence Board of Directors with the support of over 80% of the Company’s equitizing noteholders, as indicated in a letter filed with the bankruptcy court.

•
In the letter, these equitizing noteholders referenced the following factors in supporting Mr. Stratton’s compensation package: (i) since his appointment as a Board observer in May 2020, he received high praise from representatives of the noteholders and Frontier alike, and most importantly, demonstrated an ability to generate tangible value, as

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exemplified by his participation in the Company’s refinancing processes in the fourth quarter of 2020, (ii) his efforts to recruit world-class talent (including the CEO and the post-Emergence Board), (iii) his contributions to developing a comprehensive strategic plan for the business, (iv) his increased time commitment to the Company and (v) passing up other opportunities.
2021 Executive Compensation Program
Base Salary
Base salaries are intended to attract and compensate high-performing and experienced leaders and are determined based on performance, scope of responsibility and years of experience, with reference made to relevant competitive market data. Base salaries for executive officers are reviewed on an annual basis or upon promotion or other change in responsibilities.
Prior to Emergence, Frontier entered into employment agreements with Messrs. Jeffery and Stratton, providing for a base salary of $1,300,000 and $1,000,000, respectively. Following Emergence, we entered into employment agreements with Mr. Beasley and Ms. Bloodworth, each providing for a base salary of $650,000, in respect of their roles as Chief Financial Officer and Chief Network Officer, respectively. Mr. Nielsen remained in his role as Chief Legal and Regulatory Officer and his base salary of $900,000 remained unchanged.
The following table sets forth the base salaries for each of our NEOs at the end of 2021:
Base Salary as of December 31, 2021
Nick Jeffery	$1,300,000
John Stratton	$1,000,000
Scott Beasley	$650,000
Mark Nielsen	$900,000
Veronica Bloodworth	$650,000
Short-Term Cash Incentives
Frontier had two cash incentive programs for NEOs in 2021 — the pre-Emergence AIP, which was measured and paid in respect of Q1 2021 under the quarterly program established for the pre-Emergence period, and the post-Emergence AIP, which was implemented in respect of the post-Emergence period. The post-Emergence AIP was measured annually for 2021, with amounts earned pro-rated for the nine-month period following Emergence and paid in early 2022 based on actual results.
Pre-Emergence AIP
On August 20, 2020, the Bankruptcy Court approved the terms and conditions governing the pre-Emergence AIP, which combined the historical Annual Incentive awards with Frontier’s historical long-term performance plan cash awards, providing quarterly cash bonus opportunities for certain key employees, based on quarterly performance results, and subject to recapture and deferral requirements.
Payments under the pre-Emergence AIP were based on performance goals established in coordination with pre-Emergence stakeholders and the Bankruptcy Court along with the pre-Emergence Compensation Committee. The quarterly performance goals for Q1 2021 were based on Adjusted EBITDA, Revenue, a Net Broadband Additions metric, a Fiber Locations Constructed metric, and a Net Fiber Broadband Additions metric and were allocated as shown in the table below.
For Q1 2021, the pre-Emergence AIP included a threshold performance level of 85% of the target goal and a maximum performance level at 115% of the target level. At the 85% performance level the payout would be 70% of the target award while at the 115% performance level the payout would be 130% of the target award for all metrics, except Adjusted EBITDA, which ranged from 50% to 130%.
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Following Emergence, the post-Emergence Compensation Committee reviewed, measured and approved Frontier’s performance against each of these targets for Q1 2021. Adjusted EBITDA performance was achieved at 103.2% and Revenue was achieved at 100.6%. Performance for Net Broadband Adds and Net Fiber Broadband Adds was below threshold, resulting in 0% payouts associated with these two metrics; Performance for Fiber Locations was above the maximum, resulting in 130% maximum payout for this metric.
($ in millions) Performance Factor	Weighting	Q1 2021 Performance Goals			Q1 2021 Actual	Weighted Payout
		Threshold	Target	Maximum
Adjusted EBITDA[1]	45%	$552 85%	$649 100%	$747 115%	$670 103.2%	47.9%
Revenue	20%	$1,416 85%	$1,666 100%	$1,916 115%	$1,676 100.6%	20.2%
Net Broadband Adds	10%	(11,566) 85%	(10,057) 100%	(8,549) 115%	(13,973) 61.1%	0.0%
Fiber Locations Constructed	15%	68,393 85%	80,462 100%	92,531 115%	104,358 129.7%	19.5%
Net Fiber Broadband Adds	10%	19,858 85%	23,362 100%	26,866 115%	11,072 47.4%	0.0%
Weighted Average Payout:						87.6%
The NEOs received the following payouts for Q1 2021:
	Q1 Quarterly Target	Q1 Payout (87.6%)
Nick Jeffery	$650,000	$569,400
John Stratton	$500,000	$438,000
Scott Beasley*	n/a	n/a
Mark Nielsen	$225,000	$197,100
Veronica Bloodworth*	n/a	n/a
*	Mr. Beasley and Ms. Bloodworth were hired on June 14, 2021 and April 12, 2021, respectively.
Post-Emergence: 2021 AIP
Following Emergence, the Compensation Committee adopted a cash-based incentive compensation program aimed at driving operating performance. The 2021 Annual Incentive Plan retained the general structure and performance factors for annual incentive awards as the Pre-Emergence AIP. However, the post-Emergence Compensation Committee determined that the 2021 Annual Incentive Plan would no longer be paid quarterly but instead would be an annual program, and that the use of long-term performance cash awards would be replaced with equity-based compensation, in each case, consistent with our pre-bankruptcy practices and typical telecom industry market practice.
The annual performance goals for the post-Emergence AIP were based on Adjusted EBITDA, Revenue, a Fiber Locations metric and a Net Fiber Broadband Additions metric and were allocated as shown below. The Net Broadband Additions metric was eliminated to better reflect the post-Emergence strategy and near-term operational priorities.
[1]
Adjusted EBITDA is a Non-GAAP financial measures. We use Non-GAAP financial measures and other performance metrics to manage our business, set operational goals and, in certain cases, as a basis for determining compensation. See the “[Reconciliation of GAAP to non-GAAP (Adjusted) Financial Measures]” in Annex A at the end of this Proxy Statement for additional discussion of Adjusted EBITDA and a reconciliation to the most directly comparable GAAP measure.

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For full year 2021, the post-Emergence Compensation Committee set a threshold performance level of 85% of the target goal and a maximum performance level at 115% of the target level. At the 85% performance level the payout would be 70% of the target award while at 115% performance level the payout would be 130% of the target award for all metrics except Adjusted EBITDA, which had payout opportunities ranging from 50% to 130% for the same 85% to 115% performance scale.
The post-Emergence Compensation Committee updated the Revenue and Adjusted EBITDA targets to reflect the Company’s implementation of fresh start accounting upon Emergence.
In February 2022, the post-Emergence Compensation Committee reviewed, measured and approved Frontier’s performance against each of these annual targets.
($ in millions) Performance Factor	Weighting	Full-Year 2021 Performance Goals			2021 Actual	Weighted Payout
		Threshold	Target	Maximum
Adjusted EBITDA*	45%	$2,043.0 85%	$2,403.5 100%	$2,764.1 115%	$2,475.5	47.7%
Revenue	20%	$5,391.2 85%	$6,342.6 100%	$7,294.0 115%	$6,411.3	20.4%
Fiber Locations	17.5%	420,687 85%	494,925 100%	569,164 115%	637,711	22.8%
Net Fiber Broadband Adds	17.5%	87,121 85%	102,495 100%	117,870 115%	98,943	16.3%
Weighted Average Payout:						107.2%
*	Adjusted EBITDA is a Non-GAAP financial measure. See Annex A.
The NEOs received the following payouts for 2021 performance, prorated for nine months to reflect that Q1 was previously awarded:
Name	Bonus Target (% of Base Salary)	Annual Bonus Target ($)	Actual Q1 Payout	Prorated Target (Q2-Q4)	Actual Q2-Q4 Payout	2021 Total Payout
Nick Jeffery	200%	$2,600,000	$569,400	$1,950,000	$2,090,400	$2,659,800
Scott Beasley*	100%	$650,000	n/a	$357,955	$383,728	$383,728
John Stratton	200%	$2,000,000	$438,000	$1,500,000	$1,608,000	$2,046,000
Mark Nielsen	100%	$900,000	$197,100	$675,000	$723,600	$920,700
Veronica Bloodworth*	100%	$650,000	n/a	$470,145	$503,995	$503,995
*	Mr. Beasley and Ms. Bloodworth were hired on June 14, 2021 and April 12, 2021, respectively. As a result, their rewards were prorated for 2021.
Equity Awards
In connection with Emergence, the Bankruptcy Court approved the 2021 Management Incentive Plan (the “MIP”). The MIP authorized the Company to grant up to 6% of Frontier’s equity value in order to recruit new management, and provide competitive equity-based equity compensation following Emergence. Additionally, the employment agreements with Messrs. Jeffery and Stratton contained specific parameters relating to their respective equity award grants, namely:
(i)	the grant date target value of their respective grants,
(ii)	that such grants would be 33% in the form of time-based restricted stock units (“RSUs”) and 67% in the form of performance-based stock units (“PSUs”), and
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(iii)	For Mr. Jeffery, that the PSUs would have a maximum payout equal to 300% of target upon satisfaction of “stretch maximum” performance.
Pursuant to the terms of their respective employment agreements, the equity grants for Messrs. Stratton and Jeffery were required to be implemented post-Emergence.
Following Emergence, the post-Emergence Compensation Committee was responsible for designing the equity award program for executive officers (other than with respect to the terms for Mr. Stratton and Mr. Jeffery that had already been established pre-Emergence), for establishing the target goals and payout levels applicable to performance awards, and for implementing the grants to Messrs. Stratton and Jeffery. The post-Emergence Compensation Committee believed that the structure agreed to for Messrs. Stratton and Jeffery prior to Emergence (i.e., 33% RSUs and 67% PSUs with a maximum PSU opportunity of 300% of target) was an appropriate balance of time and performance-based awards and provided the opportunity to incentivize high-level achievement of the applicable performance goals. The post-Emergence Compensation Committee wanted to ensure the equity program designed for all of the Company’s executive officers was aligned with the equity program to be implemented for Messrs. Stratton and Jeffery. As a result, the post-Emergence Compensation Committee approved the following design structure for the 2021 Emergence equity grants for the NEOs:
•
Emergence PSUs (67%): Subject to a 3-year overall performance period, with “threshold” (50% payout), “target” (100% payout), “maximum” (200% payout) and “stretch maximum” (300% payout) levels, and subject to a relative TSR modifier (+/- 20%).

•	Emergence RSUs (33%): Time vest in equal one-third installments over a three-year period beginning on the Emergence Date or the executive’s date of hire.
The employment agreements for each of the NEOs (other than Mr. Stratton) provides for an annualized target grant date value for long-term equity compensation. This annualized target grant date value for Mr. Jeffery was supported by creditors and the equitizing noteholders taking into account market data and recommendations of its outside advisors and was approved by the pre-Emergence Compensation Committee in connection with his employment agreement. For the other NEOs (other than Mr. Stratton), this annualized target grant date value was established by the post-Emergence Compensation Committee based on input and competitive market data provided by Willis Towers Watson.
In connection with implementing the Emergence equity program, the post-Emergence Compensation Committee considered the reports and recommendations of its outside independent advisors, including evaluating how best to structure a long-term incentive program for a company that had just emerged from bankruptcy. The post-Emergence Compensation Committee also considered the fact that a key recruitment incentive for many of its newly-hired executives was the prospect of creating long-term value through equity-based incentives. The post-Emergence Compensation Committee believed that providing executives with enhanced equity incentives would create alignment with shareholders through the shared goal of increasing the Company’s stock price over time and optimizing operational performance.
Taking these considerations into account, the post-Emergence Compensation Committee determined to set Emergence grant date values at 3x the annualized target grant date values established for the NEOs (other than for Mr. Stratton, whose one-time grant was determined separately, as described above). This enhanced emergence award was intended to deliver competitive target compensation levels on an annualized multi-year basis and provide incentives to achieve the challenging and aspirational performance goals under our new strategic plan measured over the three years following Emergence. Given the unique circumstance of Emergence, this enhanced award was intended to be one-time in nature. Further, this award was intended to cover a two-year period, with no additional grants to be made until 2023, except in connection with market adjustments or promotions.
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The following table sets forth the full target number of PSUs and RSUs granted to each NEO in 2021, as well as the expected target values of the full award.
	Performance Share Units (#)	Restricted Stock Units (#)	Target Value ($)
Nick Jeffery	390,473	195,237	$15,000,000
John Stratton	1,733,334	866,667	$66,586,000
Scott Beasley	156,189	78,095	$6,000,000
Mark Nielsen	136,666	68,333	$5,250,000
Veronica Bloodworth*	156,189	78,095	$6,000,000
*	Ms. Bloodworth also received a sign-on RSU (29,286 shares valued at $841,973) which is not included above
As described above, the post-Emergence Compensation Committee identified an aggregate target value for each of the NEOs (other than Mr. Stratton). Although Emergence occurred in May of 2021, the post-Emergence Compensation Committee spent a number of weeks working with management to develop performance goals that would be challenging yet fair. The Compensation Committee determined it was appropriate to calculate the number of shares granted based on the 20-day post-Emergence Volume Weighted Average Price (or VWAP) following Emergence, which was $25.61. As a result, the accounting grant date value of each NEOs’ award as shown in the Summary Compensation Table for 2021 is higher than the target value, given that the stock price was above $25.61 on the grant date established for the 2021 award under accounting principles.
Performance Share Units
PSUs help to ensure our executives’ pay is directly linked to the achievement of strong, sustained long-term operating performance.
The Emergence grants are eligible to vest over the timeframe and are eligible to be earned based on the factors described below, with performance assessed over three cumulative years. Additionally, a three-year TSR metric acts as a modifier.
Performance Factor
Adjusted Fiber EBITDA 33.3% weight Goals for 2021 were set in 2021 Goals for 2022 & 2023 were set in 2022
Fiber Revenue less corresponding Fiber Operating Expenses, adjusted to exclude certain pension /OPEB expenses, stock-based compensation, severance, restructuring costs, acquisition/divestiture costs and certain other non-recurring items, the impact of changes in accounting rules, in each case as approved by the Compensation Committee, and any other adjustments the Committee deems appropriate

Fiber Locations Constructed 33.3% weight Goals for 2021 were set in 2021 Goals for 2022 & 2023 were set in 2022	Fiber locations constructed and Open-For-Sale after construction activity is complete (includes both greenfield and brownfield construction)
Expansion Fiber Penetration 33.3% weight: 3-Year Target Goals for 2021-2023 were set in 2021
Penetration defined as the number of Fiber Customers divided by Number of Fiber Locations Open-for-Sale, at the end of the quarter when a group reaches 12 or 24 months of Open-For-Sale (includes both greenfield and brownfield construction)

Relative TSR Modifier +/- 20% Modifier capped at 100% if Absolute TSR is negative, and total PSU payout can never exceed 300% in any circumstance Applied at the end of three years
The change in FYBR stock price over the measurement period (including any reinvested dividends) as compared to the S&P 400 Mid Cap Index. Measured from emergence through 12/31/2023 based on a 20-day Volume Weighted Average Price (VWAP) for both the beginning and ending price

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Performance is calculated on each metric independently; the NEOs can earn a payout even if one or more metrics are earned below threshold performance. At the threshold performance level the payout would be 50% of the target award; at the target performance level, the payout would be 100% of the target award; at the maximum performance level the payout would be 200% of the target award; and at the stretch maximum performance level the payout would be 300% of the target award.
Final PSU payouts are multiplied +/- 20% at the end of 2023, based on interpolated Relative TSR performance vs. the S&P 400 Mid Cap Index. The total earned award will be determined as a percent of PSU target shares, but in no event will it be greater than 300% of the target number of units.
Payouts will be determined after the performance period ends on December 31, 2023 and paid in March 2024.
Restricted Stock Units
By awarding RSUs, long-term incentives are linked directly to our share price. If our share price decreases, so does the value of the NEO’s compensation. RSUs also help us maintain competitive compensation levels in the market and retain high-performing employees through multi-year vesting requirements. The 2021 RSUs generally vest in equal installments over three years: one-third in March 2022, 2023 and 2024 for Mr. Jeffery, and one-third in April 2022, 2023 and 2024 for the other NEOs.
One-Time Sign-on Bonuses, Equity Grants and other One-Time Awards
Pursuant to their employment agreements, Messrs. Jeffery, Stratton and Beasley received cash sign-on/transition bonuses. These bonuses were critical to attracting the executive-level talent necessary to lead Frontier for the post-Emergence period.
Mr. Jeffery received a cash bonus in the amount of $3,750,000, paid during 2021 following the commencement of his employment and Emergence. This amount was subject to clawback (on an after-tax basis) for 12 months following Mr. Jeffery’s start date in the event he resigned or was terminated for cause.
Mr. Stratton was entitled to receive a cash bonus in the amount of $3,000,000, less amounts paid in respect of observer fees for the period from the date of the Company’s plan of reorganization through Emergence. The actual amount of the bonus less observer fees was $2,540,659, which was paid following Emergence.
Mr. Beasley received a cash bonus in the amount of $3,000,000, 50% of which was paid shortly following his start date in June 2021 and 50% of which will be paid on the first anniversary of his start date, subject to his continued employment. The first 50% portion is subject to clawback (on an after-tax basis) in the event Mr. Beasley resigns or is terminated for cause within 12 months following his start date.
Ms. Bloodworth received a sign-on RSU grant with a grant date value of $750,000, vesting over three years subject to continued employment. If Ms. Bloodworth resigns or is terminated for cause within 12 months following her start date, the entire sign-on equity grant will be forfeited.
Prior to Emergence, the pre-Emergence Compensation Committee approved an emergence success bonus for Mr. Nielsen. The Bankruptcy Court subsequently modified the terms of the success bonus to provide that it would be a single payment of $1 million, payable upon the effective date of the Chapter 11 plan (i.e., only once all regulatory approvals were obtained), if the effective date occurred by March 31, 2021. Due to timing of negotiations with certain regulatory authorities, all formal regulatory approvals were not granted until April 15, 2021 and therefore this bonus was not earned under the parameters set by the Bankruptcy Court. Given Mr. Nielsen’s dedicated efforts in support of the restructuring, and the ultimate success of the regulatory approval process and occurrence of the effective date of the Chapter 11 plan on April 30, 2021, the post-Emergence Compensation Committee approved the payment of a $1 million success bonus to Mr. Nielsen.
Benefits
We provide benefits to our NEOs on the same basis as all our non-union, full-time employees. These benefits consist of medical, dental and vision insurance, basic life and disability insurance and matching contributions to our 401(k) plan for employees who participate in the plan. We provide limited perquisites to NEOs when the circumstances make it
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appropriate for the Company to provide such benefits. Specifically, Mr. Jeffery was provided with temporary housing and a relocation stipend of up to $100,000, to be paid in accordance with the Company’s standard relocation policy.
Additional Executive Compensation Background
Our post-Emergence Compensation Committee is committed to ensuring that our executive compensation programs continually evolve as necessary to support our business strategy and organizational context, and to ensure that they are designed to result in value to our stockholders.
Our Executive Compensation Philosophy
The post-Emergence Compensation Committee developed a compensation philosophy that takes in account the various goals for retaining and incentivizing the Company’s leadership team while balancing the interests of shareholders:
•	Maintain clear alignment between the interests of our executives and those of our stakeholders by rewarding performance measured by key financial metrics and strategic objectives.
•	Reinforce our performance culture for our NEOs by making a significant portion of their compensation at risk (i.e., contingent upon relative, specified Company performance).
•	Attract, hire and retain talented executives by having a compensation program that is competitive in relation to comparable companies based on size, overall complexity and the nature of our business.
Executive Compensation Governance Highlights
The post-Emergence Compensation Committee is committed to implementing and maintaining governance “best practices” that will protect and promote the long-term value of the Company for its stockholders and lay the foundation for a successful executive compensation program for our NEOs:
What We Do	Deliver a significant portion of executive compensation through performance-based, at-risk pay
Maintain a relevant peer group for aligning pay
Set challenging and diverse short- and long-term incentive objectives that align with our strategy
Set caps on incentive payouts
Maintain a clawback policy with respect to incentive compensation
Require robust share ownership by executives, with minimum ownership levels defined by role
Have double-trigger change-in-control arrangements
Conduct an annual risk assessment to mitigate any compensation program-related risk having a material adverse effect on the Company
Offer market-competitive benefits for executives that are generally consistent with the benefits provided to the rest of similarly-situated employees
Consult with an independent consultant on compensation levels and practices
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WHAT WE DON’T DO	Uncapped incentive compensation opportunities
Single-trigger cash severance in connection with a change in control
Re-pricing of stock option awards and our plans expressly forbid exchanging underwater options for cash without stockholder approval
Permit hedging or pledging of equity
Pay dividends or dividend equivalents on unvested restricted stock units
Supplemental executive retirement plans
Shareholder Input on Executive Compensation
The post-Emergence Board strongly believes in proactive engagement, communication and transparency with the Company’s stockholders. The Company is committed to ongoing engagement with its investors on all matters that are of interest to investors, including executive compensation, corporate governance and ESG matters. These outreach efforts may take place through telephone calls, in-person meetings and correspondence. Since Emergence, the Company has participated in several investor conferences and held meetings with certain of our stockholders to discuss our financial performance, strategy, corporate governance and executive compensation program.
Prior to filing for Chapter 11, Frontier conducted advisory “say-on-pay” votes on an annual basis. At the Annual Meeting, we will conduct an advisory “say on pay” vote on 2021 executive compensation for our NEOs, and will also conduct an advisory vote to allow stockholders to choose whether such “say on pay” votes should be held every one, two or three years in the future, with the Board recommending that stockholders vote “every year.” In evaluating the design of our executive compensation and the compensation decisions for each of the NEOs, the Compensation Committee intends to consider the results of future “say-on-pay” votes.
Role of the Compensation and Human Capital Committee
The Compensation and Human Capital Committee of the Board administers the executive compensation program for all NEOs, as well as other executives within the Company. While Frontier management provides input, it is the responsibility of the Compensation and Human Capital Committee to evaluate and approve the executive compensation philosophy, plans, policies and programs. As discussed above, the executive compensation program for 2021 reflects input and decision making from certain pre-Emergence stakeholders, the pre-Emergence Compensation Committee and the post-Emergence Compensation and Human Capital Committee, as applicable, depending on the aspect of compensation. However, for future years, the executive compensation program will be determined and administered solely by the post-Emergence Compensation and Human Capital Committee, in line with the process outlined below, to ensure the total compensation for our NEOs is competitive, appropriately tied to performance and does not promote undue risk-taking.
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STEP 1: Input on Compensation	STEP 2: Compensation Committee Decisions	STEP 3: Compensation Committee Oversight
Our Executive Chairman and CEO provide recommendations to the Compensation and Human Capital Committee on the compensation of all other NEOs. The Executive Chairman and CEO do not make recommendations on their own pay.

These recommendations take into consideration the competitive market pay data provided by the Compensation and Human Capital Committee’s independent compensation consultant (Willis Towers Watson), as well as the terms of our NEOs’ employment agreements and an evaluation of the NEO’s role, contributions and performance in achieving Company performance and long-term potential. The Compensation and Human Capital Committee will also consider the value of previous equity awards and internal pay equity.
Subsequently, the Compensation and Human Capital Committee determines the NEOs’ compensation, ensuring that it is aligned with our executive compensation philosophy.
The Compensation and Human Capital Committee reviews and approves:

• Objectives for each NEO

• Variable pay target opportunities for incentive awards

• Performance metrics for incentive awards

The Compensation and Human Capital Committee ensures that performance metrics are consistent with the financial, operational and strategic goals set by the Board, the performance goals are sufficiently ambitious and that amounts paid (when target performance levels are achieved) are consistent with our executive compensation philosophy.

Role of the Independent Compensation Consultant
Though the Compensation and Human Capital Committee has ultimate responsibility for compensation-related decisions, the post-Emergence Compensation and Human Capital Committee has retained Willis Towers Watson as an independent consultant on executive compensation matters. Willis Towers Watson served as an independent consultant and bankruptcy adviser to Frontier’s pre-Emergence Compensation Committee during the Chapter 11 process. Willis Towers Watson assists the Compensation and Human Capital Committee in its evaluation of the compensation provided to our CEO and other NEOs. Willis Towers Watson generally attends Compensation and Human Capital Committee meetings and provides information, research and analysis pertaining to executive compensation and governance as requested by the Compensation and Human Capital Committee.
During fiscal year 2021, Willis Towers Watson was paid approximately $337,000 for the executive and director compensation consulting services it provided to the Compensation and Human Capital Committee. Other professional consulting services provided by WTW to the Company, which were requested by management, not approved by the Compensation and Human Capital Committee or the Board and not related to executive compensation, totaled approximately $4.8 million, primarily related to Health & Welfare, Retirement and Insurance services. The Compensation and Human Capital Committee has considered the independence of Willis Towers Watson, consistent with the requirements of the Nasdaq Stock Market LLC and taking into account all relevant factors, and has determined that Willis Towers Watson is independent. Further, pursuant to SEC rules, the Compensation and Human Capital Committee conducted a conflicts of interest assessment and determined there is no conflict of interest resulting from retaining Willis Towers Watson. The Compensation and Human Capital Committee will reassess the independence of Willis Towers Watson at least annually.
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Role of the Executive Compensation Peer Group
We have historically maintained an executive compensation peer group for the use of benchmarking competitive compensation levels and market practices. The peer group in place at the beginning of 2021 was established and approved by our pre-Emergence Compensation Committee in advance of our 2020 bankruptcy filing. This peer group was utilized for benchmarking compensation programs prior to Emergence and was utilized after Emergence until the post-Emergence Compensation Committee established a new peer group. The pre-Emergence peer group is set forth below:
Pre-Emergence Executive Compensation Peer Group
Automatic Data Processing, Inc. BCE Inc. Booking Holdings Inc. DISH Network Corporation Juniper Networks, Inc.	Lumen Technologies, Inc. News Corporation Rogers Communications Inc. Shaw Communications Inc. Sirius XM Holdings Inc.	Telephone and Data Systems, Inc. TELUS Corporation Thomson Reuters Corporation United States Cellular Corporation
In late 2021, we worked with Willis Towers Watson to establish our new peer group to help ensure we provide our NEOs with fair and market-competitive compensation and to support retention of our key leaders taking into account the post-Emergence organization. Our peer group review in 2021 represented a holistic redesign of the pre-Emergence peer group, and consisted of a multi-dimensional analysis in which we selected companies:
•	Similar in size and complexity to Frontier
○	Based primarily on revenue, but including other relevant financial metrics (e.g., EBITDA, enterprise value, market capitalization)
•	In the telecom industry, including communication services and information technology
•	In competition with Frontier for executive talent
Our peer group will be regularly reviewed by the Compensation Committee with consideration given to our strategy and the advice of our independent compensation consultant. The post-Emergence Compensation Committee approved the following peer group in November 2021 for the post-Emergence organization:
Executive Compensation Peer Group
Altice USA, Inc. Amphenol Corporation CommScope Holding Company, Inc. Juniper Networks, Inc. Liberty Latin America LTD Lumen Technologies, Inc.	Motorola Solutions, Inc. News Corporation Qorvo, Inc. Rogers Communications, Inc. Shaw Communications, Inc. Sirius XM Holdings, Inc.	Telephone and Data Systems, Inc. TELUS Corporation Thomsen Reuters Corporation United States Cellular Corporation
Other Matters
Stock Ownership Guidelines
To further align our executives’ interests with those of our stockholders, the post-Emergence Compensation Committee established robust stock ownership guidelines for the CEO and the other executive officers. The CEO is expected to own shares of Frontier stock having a minimum value of 6x base salary and our other executive officers are expected to own shares of Frontier stock having a minimum value of 3x base salary. Our NEOs are expected to meet their respective minimum ownership guideline within five years.
Hedging and Pledging Prohibition
Executives are prohibited from hedging or pledging their shares of Company common stock.
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Employment Agreements; Termination of Employment and Change-in-Control Arrangements
The Company is party to employment agreements with each of its current NEOs other than Mr. Nielsen.
To attract talented executives, support retention objectives and ensure that executives perform their work with objectivity, we provide certain post-employment severance benefits to our NEOs. The terms of each NEOs’ severance benefits are set forth in his or her employment agreement with the Company (or, for Mr. Nielsen, as set forth in a severence letter approved by the pre-Emergence Compensation Committee). The terms of each NEOs’ severance arrangements are described under the heading “Employment Agreements with Named Executive Officers” below and are quantified under the heading “Payments upon Certain Terminations of Employment” below. None of the employment agreements or Mr. Nielsen’s severance letter provide for single-trigger cash severance payments upon a change of control.
The RSU and PSU award agreements applicable to the emergence grants made in 2021 provide that if an executive officer’s employment is terminated by the company “without cause” or the executive resigns for “good reason”, the NEO’s time-based RSUs will vest in the number of awards that would have otherwise vested over the next 12 months, and the PSUs will remain outstanding and will be eligible to vest based on performance measured at the end of the performance period, pro-rated for time served during the total performance period. With respect to Mr. Stratton, if he is terminated by the Company “without cause” or resigns for “good reason,” or upon his death or disability, all of his unvested RSUs will become vested and his PSUs will vest at “target” level performance. In the event of a change of control, the 2021 Plan and the award agreements provide that unvested awards will only become vested if the buyer does not provide “replacement awards” as determined under the 2021 Plan. PSUs that are assumed or replaced by a buyer would be converted into time-based awards. If any unvested awards are replaced and assumed by the buyer, unvested awards would become immediately vested if the executive officer is involuntarily terminated by the buyer within 24 months following the change of control.
Clawback Policy
In connection with Emergence, the post-Emergence Compensation Committee adopted a clawback policy. The clawback policy provides that in the event the Company is required to restate its financial statements due to the Company’s material noncompliance with applicable financial reporting requirements, and the Compensation Committee determines that a covered executive’s fraud or misconduct caused or contributed to such non-compliance, the covered executive will be required to repay or forfeit any excess incentive compensation received by the covered executive during the three year period prior to the date of the restatement. Under the clawback policy, “covered executives” includes the Company’s executive officers and such other senior executives/employees as the Compensation Committee deems appropriate. Incentive compensation includes any equity or cash awards that vests or is earned based on financial reporting measures.
Tax Implications—Deductibility of Executive Compensation
Under Section 162(m) of the Internal Revenue Code (Section 162(m)), compensation paid to our covered executive officers in excess of $1 million will generally not be deductible. The exemption from 162(m)’s deduction limit for performance-based compensation was repealed for tax years beginning after December 31, 2017. While the Compensation and Human Capital Committee considers tax and accounting implications as factors when considering executive compensation, they are not the only factors considered. Other important considerations may outweigh tax or accounting considerations.
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Executive Compensation Tables
Summary Compensation Table
The following table sets forth the compensation awarded to, earned by, or paid to our 2021 named executive officers, for each of the fiscal years ending December 31, 2019, 2020 and 2021.
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Nick Jeffery President & CEO	2021	$1,113,424	$3,750,000	$9,628,428	$2,659,800	$57,932	$17,209,584
John Stratton Executive Chairman	2021	$666,666	$2,540,659	$42,741,128	$2,046,000	$468,041	$48,462,494
Scott Beasley EVP, Chief Financial Officer	2021	$357,008	$1,500,000	$3,851,375	$383,728	$2,031	$6,094,141
Mark Nielsen EVP, Chief Legal & Regulatory Officer	2021	$900,000	$1,000,000	$3,369,956	$920,700	$6,750	$6,197,406
	2020	$900,000	$1,250,000	—	$1,356,600	$6,852	$3,513,452
	2019	$745,000	$1,250,000	$3,827	$1,161,430	$6,875	$3,167,132
Veronica Bloodworth EVP, Chief Network Officer	2021	$470,265	$0	$4,693,347	$503,995	$6,600	$5,674,208
Bernard Han(5) Former President & CEO	2021	$433,333	$0	$0	$0	$3,566,251	$3,997,819
	2020	$1,300,000	$2,655,000	$0	$3,930,729	$26,604	$7,912,333
	2019	$102,917	$2,000,000	$0	$0	$342,447	$2,445,364
Sheldon Bruha(6) Former EVP, Chief Financial Officer	2021	$320,833	$0	$0	$120,450	$1,274,344	$1,715,627
	2020	$550,000	$900,000	$0	$1,114,350	$8,559	$2,572,910
	2019	$526,001	$720,000	$198,000	$807,640	$8,626	$2,260,267
(1)
Amounts in this column represent (i) for 2021, sign-on cash awards to Messrs. Jeffery, Stratton and Beasley as well as an emergence success bonus to Mr. Nielsen in 2021; (ii) for 2020 and 2019, cash awards made in lieu of new restricted stock awards to Messrs. Nielsen, Han and Bruha; and (iii) Mr. Bruha's 2019 award consists of a $550,000 cash retention award and $170,000 in restricted cash which vests over three years.

(2)
Awards shown for 2021 in this column consist of grants of (i) time-based RSUs, and (ii) grants of PSUs for which a grant date value has been established pursuant to Financial Accounting Standards Board ASC Topic 718 (“FASB 718”), in each case, under the 2021 Management Incentive Plan (MIP). With respect to the PSU award approved by the Compensation Committee during 2021, only the portion of the PSUs that relate to achievement of the Expansion Fiber Penetration metric are reflected in the table above, given that the goals relating to such metric for the entire 3-year performance period were established during 2021. Pursuant to FASB 718, because the goals for the portion of the PSU award approved by the Compensation Committee relating to the Adjusted Fiber EBITDA and Fiber Locations Constructed metrics were not set in 2021 for the entire three-year performance period, and given that the goals are to be measured cumulatively, there was no grant date established for accounting purposes for that portion of the award.

The grant date value of the portion of the PSUs reflected in the table above was based on the probable outcome of the applicable performance goals as of the grant date, which was equal to the “target” value. Frontier uses Monte Carlo simulations to value the total stockholder return modifier to the PSUs. Assuming the highest level of the Expansion Fiber Penetration metric and TSR-modifier performance will be achieved, the value of the 2021 PSUs included in the table above would be as follows: Messrs. Jeffery - $12,046,092; Stratton - $53,473,354; Beasley - $4,818,431; Nielsen - $4,216,146; and Ms. Bloodworth - $4,818,431. For a discussion of valuation assumptions relating to stock-based awards, see Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. For additional details regarding the stock awards approved by the Compensation Committee during 2021, see the Compensation Discussion & Analysis.
For 2019, the amounts shown in this column represents the grant date fair value of share awards that were extinguished upon emergence from bankruptcy. No equity awards were granted during 2020.
(3)	The amounts shown in this column represent cash awards earned under our annual incentive plan for the applicable year.
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(4)	All Other Compensation for 2021 consists of the following:
Name	401(k) Match, Life Ins. & Wellness	Relocation & Housing(1)	Other	Termination Payments	Total
Nick Jeffery	$100	$57,832			$57,932
John Stratton	$8,700		$459,341(2)		$468,041
Scott Beasley	$2,031				$2,031
Mark Nielsen	$6,750				$6,750
Veronica Bloodworth	$6,600				$6,600
Bernard Han	$252			$3,566,000	$3,566,251
Sheldon Bruha	$8,700			$1,265,644	$1,274,344
(1)	Includes $22,757 in a tax gross-up in accordance with the Company’s relocation policy.
(2)	Represents cash fees paid during 2021 for his service as a Board Observer of the pre-Emergence Board.
Grants of Plan-Based Awards
The following table sets forth information with respect to awards granted to each of our NEOs during 2021.
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Nick Jeffery
Annual Cash Incentive		$1,586,000	$2,600,000	$3,250,000
Restricted Stock Unit	7/7/2021							195,237	$5,613,064
Performance Stock Unit	7/7/2021				52,063	130,158	390,473		$4,015,364
John Stratton
Annual Cash Incentive		$1,220,000	$2,000,000	$2,500,000
Restricted Stock Unit	7/7/2021							866,667	$24,916,676
Performance Stock Unit	7/7/2021				231,111	577,778	1,733,334		$17,824,451
Scott Beasley
Annual Cash Incentive		$396,500	$650,000	$845,000
Restricted Stock Unit	7/7/2021							78,095	$2,245,231
Performance Stock Unit	7/7/2021				20,825	52,063	156,189		$1,606,144
Mark Nielsen
Annual Cash Incentive		$549,000	$900,000	$1,170,000
Restricted Stock Unit	7/7/2021							68,333	$1,964,574
Performance Stock Unit	7/7/2021				18,222	45,555	136,666		$1,405,382
Veronica Bloodworth
Annual Cash Incentive		$396,500	$650,000	$845,000
Restricted Stock Unit	7/7/2021							107,381	$3,087,204
Performance Stock Unit	7/7/2021				20,825	52,063	156,189		$1,606,144
(1)
Reflects the target payout amounts of non-equity incentive plan awards payable for service in 2021 as approved by the Compensation Committee. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2021 for the non-equity incentive plan awards actually earned by the NEOs under the AIP for 2021.

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(2)
Reflects the number of shares of Common Stock that may be earned upon vesting of the PSU awards approved by the Compensation Committee during 2021 for which an accounting grant date was established during 2021, assuming the achievement of threshold, target and maximum performance levels (i.e., 40%, 100% and 300%, respectively, of the target awards) during the applicable performance period.

(3)	Reflects awards of restricted stock units.
(4)
See footnote (2) to the Summary Compensation Table for Fiscal Year 2021 for additional information regarding the determination of the grant date fair value of time-based restricted stock units and PSUs.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by each of the NEOs at year-end.
	Date of Grant	Number of Shares of Stock or Units That Have Not Vested(1) (#)	Market Value of Shares of Stock or Units That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(2) ($)
Nick Jeffery	7/7/2021	195,237	$5,757,539	130,158	$3,838,350
John Stratton	7/7/2021	866,667	$25,558,010	577,778	$17,038,673
Scott Beasley	7/7/2021	78,095	$2,303,022	52,063	$1,535,338
Mark Nielsen	7/7/2021	68,333	$2,015,140	45,555	$1,343,427
Veronica Bloodworth	7/7/2021	107,381	$3,166,666	52,063	$1,535,338
Bernard Han	—	—	—	—	—
Sheldon Bruha	—	—	—	—	—
(1)
The amounts shown in this column represent restricted share units (RSUs) held by the named executive officers as of December 31, 2021. These restricted stock units vest in equal installments on March 4, 2022, 2023 and 2024 for Mr. Jeffery and April 30, 2022, 2023 and 2024 for all other NEOs.

(2)	The market value of units reflected in the table is based upon the closing price of the common stock on December 31, 2021, which was $29.49 per share.
(3)	The amounts shown in this column represent the target number of performance share units that may be earned by the NEOs.
Stock Vested
No NEO acquired any shares upon the vesting of restricted stock units in 2021.
Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Nick Jeffery	0	$0
John Stratton	0	$0
Scott Beasley	0	$0
Mark Nielsen	0	$0
Veronica Bloodworth	0	$0
Bernard Han	—	—
Sheldon Bruha	—	—
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Employment Arrangements
We are party to employment agreements with Messrs. Jeffery, Stratton and Beasley, and Ms. Bloodworth. Each NEO receives a base salary and is entitled to participate in our Annual Incentive Plan and our long-term incentive plans. Mr. Nielsen, as an incumbent executive officer, is not yet party to a formal employment agreement, but is covered by the terms of a Severance Letter that was implemented by the pre-Emergence Compensation Committee prior to our bankruptcy filing.
Potential Payments upon Termination of Employment or Change-in-Control
The following summarizes potential payment treatments that would be made to each of Messrs. Jeffery, Stratton, Beasley and Nielsen and Ms. Bloodworth, as applicable, upon a termination of employment without “cause” or for “good reason” as of December 31, 2021, including following a change-in-control. None of our arrangements provide for single-trigger severance benefits upon a change-in-control. Pursuant to the terms of the equity-award agreements, if a “replacement award” is provided by the acquiror in connection with a change-in-control, then outstanding equity awards will not automatically accelerate and will instead be continued in accordance with the terms of the applicable award agreements. If no “replacement award” is provided, then vesting of outstanding equity awards will accelerate upon the applicable change-in-control. The charts below assume that, in connection with a change-in-control, no replacement award is provided.
	N. Jeffery	J. Stratton	S. Beasley	M. Nielsen	V. Bloodworth
Termination without Cause or Resignation for Good Reason (no CIC)
Base Salary	2 Times	2 Times	1 Times	1 Times	1 Times
Target Bonus	2 Times	2 Times	N/A	N/A	N/A
Prorated Current Bonus	Yes	Yes	Yes	Yes	Yes
Restricted Share Units	Next Vesting	Fully Vest	Next Vesting	Next Vesting	Next Vesting
Performance Share Units	Pro-rata Vesting	Fully Vest at Target	Pro-rata Vesting	Pro-rata Vesting	Pro-rata Vesting
Sign-on Award	N/A	N/A	Remaining Portion Paid		Fully Vest
Other Benefits (COBRA)	18 mos. subsidized	18 mos. subsidized	12 mos. subsidized	3 mos. subsidized	12 mos. subsidized
Death or Disability
Prorated Current Bonus	Yes	Yes	Yes	Yes	Yes
Restricted Share Units	Next Vesting	Fully Vest	Next Vesting	Next Vesting	Next Vesting
Performance Share Units	Pro-rata Vesting	Fully Vest at Target	Pro-rata Vesting	Pro-rata Vesting	Pro-rata Vesting
Sign-on Award	N/A	N/A	Remaining Portion Paid		Fully Vest
Termination without Cause or Resignation for Good Reason (in connection with CIC)	Within 6 months prior or 24 months after CIC	Within 6 months prior or 24 months after CIC	Within 6 months prior or 24 months after CIC	Within 6 months prior or 12 months after CIC	Within 6 months prior or 24 months after CIC
Base Salary	2 Times	2 Times	1 Times	1 Times	1 Times
Target Bonus	2 Times	2 Times	1 Times	N/A	1 Times
Prorated Current Bonus	Yes	Yes	Yes	Yes	Yes
Restricted Share Units	Fully Vest	Fully Vest	Fully Vest	Fully Vest	Fully Vest
Performance Share Units	Fully Vest at Target	Fully Vest at Target	Fully Vest at Target	Fully Vest at Target	Fully Vest at Target
Sign-on Awards	N/A	N/A	Remaining Portion Paid	N/A	Fully Vest
Other Benefits (COBRA)	18 mos. subsidized	18 mos. subsidized	12 mos. subsidized	3 mos. subsidized	12 mos. subsidized
Frontier Communications	46	2022 Proxy Statement

Executive Compensation
The following summarizes potential payments that would be made under each NEO’s employment agreement upon a termination of employment as of December 31, 2021.
Type	N. Jeffery	J. Stratton	S. Beasley	M. Nielsen	V. Bloodworth
Termination without Cause or Resignation for Good Reason (no CIC)
Base Salary	$2,600,000	$2,000,000	$650,000	$900,000	$650,000
Target Bonus	$5,200,000	$4,000,000	—	—	—
Prorated Current Bonus	$2,600,000	$2,000,000	$650,000	$900,000	$650,000
Restricted Share Units	$1,919,180	$25,558,010	$767,674	$671,713	$767,674
Performance Share Units	$3,838,350	$51,116,020	$1,535,338	$1,343,427	$1,535,338
Sign-on Award	—	—	$1,500,000		$863,644
Other Benefits (COBRA)	$21,797	$16,255	—	—	$13,434
Total	$16,179,326	$84,690,285	$5,103,012	$3,815,140	$4,480,089
Death or Disability
Prorated Current Bonus	$2,600,000	$2,000,000	$650,000	$900,000	$650,000
Restricted Share Units	$1,919,180	$25,558,010	$767,674	$671,713	$767,674
Performance Share Units	$3,838,350	$51,116,020	$1,535,338	$1,343,427	$1,535,338
Sign-on Award	—	—	$1,500,000		$863,644
Total	$8,357,529	$78,674,029	$4,453,012	$2,915,140	$3,816,656
Termination without Cause or Resignation for Good Reason (in connection with CIC)
Base Salary	$2,600,000	$2,000,000	$650,000	$1,800,000	$650,000
Target Bonus	$5,200,000	$4,000,000	$650,000	$1,800,000	$650,000
Prorated Current Bonus	$2,600,000	$2,000,000	$650,000	$900,000	$650,000
Restricted Share Units	$5,757,539	$25,558,010	$2,303,022	$2,015,140	$2,303,022
Performance Share Units	$11,515,049	$51,116,020	$4,606,014	$4,030,280	$4,606,014
Sign-on Award	—	—	$1,500,000	—	$863,644
Other Benefits (COBRA)	$21,797	$16,255	—	—	$13,434
Total	$27,694,385	$84,690,285	$10,359,035	$10,545,421	$9,736,113
Frontier Communications	47	2022 Proxy Statement

Executive Compensation
Former CEO & CFO Pay Decisions
As a result of his separation from service on April 30, 2021, Mr. Han received the following separation payments and as a result of his separation from service on July 30, 2021, Mr. Bruha received the following separation payments.
Payment Type		B. Han	S. Bruha
Severance	Paid monthly over 12 months (Mr. Han) and 24 months (Mr. Bruha).	$1,300,000	$1,100,000
2021 Annual Bonus	Mr. Bruha's bonus payment is equal to one quarter of his target annual bonus under the Company's 2021 Annual Incentive Plan. Mr. Han's bonus is the portion of his 2021 incentive compensation prorated based on the number of days in 2021 prior to his Termination Date.	$2,202,740	$137,500
Medical	Continued health coverage: 12 months (Mr. Han) and 3 months (Mr. Bruha).	$4,885	$3,460
Total		$3,507,625	$1,240,960
Frontier Communications	48	2022 Proxy Statement

Compensation Committee Report
The Compensation Committee of our Board of Directors has submitted the following report for inclusion in this Proxy Statement.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
The foregoing report is provided by the following directors, who constitute the Committee:
Submitted by:
Pamela L. Coe (Chair)
Kevin L. Beebe
Lisa V. Chang
Frontier Communications	49	2022 Proxy Statement

CEO Pay Ratio
For 2021, the ratio of our annual total CEO compensation to the median annual total compensation of all our employees (other than the CEO) as described below, commonly referred to as the “CEO Pay Ratio”, was 262 to 1. We determined that the 2021 median annual total compensation of all our employees who were employed as of December 31, 2021, other than our CEO, was $80,800.
As of December 31, 2021, our total employee population consisted of approximately 15,600 employees. To identify the median employee, we used a Consistently Applied Compensation Measure (CACM) based on taxable W-2 income. Our disclosed pay ratio is calculated in a manner consistent with S-K Item 402(u).
As permitted by the applicable SEC rules, we aggregated the applicable Summary Compensation Table compensation for our former CEO and current CEO. For purposes of this CEO Pay Ratio disclosure, CEO Compensation was $21,207,403, which was calculated as the sum of: (1) Mr. Han’s 2021 CEO compensation of $3,997,819, as reported in the Summary Compensation Table; and (2) Mr. Jeffery’s 2021 CEO compensation of $17,209,584, as reported in the Summary Compensation Table.
During 2021, Mr. Han served as CEO until being appointed Special Advisor on March 1, 2021, and separated from service on April 30, 2021. Mr. Jeffery was appointed President and CEO on March 1, 2021.
Relationship of Compensation Polices and Programs to Risk
In consultation with the Compensation and Human Capital Committee, management conducted an assessment of whether our compensation policies and practices encourage excessive or inappropriate risk taking by employees, including employees other than our NEOs. The assessment analyzed the risk characteristics of our business and the design and structure of our incentive plans and policies.
Management reported its findings to the Compensation and Human Capital Committee, which agreed with management’s assessment that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material adverse effect on our business.
A significant portion of our executive compensation program is performance-based and the Compensation and Human Capital Committee has focused on aligning our compensation principles with the long-term interests of Frontier and avoiding awards or incentive structures that could create unnecessary risks.

Frontier Communications	50	2022 Proxy Statement

Equity Compensation Plan Information
The following table summarizes compensation plans under which our securities are authorized for issuance as of December 31, 2021.
Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights(a)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders(b)	11,916,000	$—	3,699,000
Total	11,916,000	$—	3,699,000
(a)	Outstanding RSUs and PSUs have no exercise price.
(b)	Represents the 2021 Management Incentive Plan, which was approved by the Bankruptcy Court prior to Emergence.
(c)
Includes units subject to outstanding awards granted as of December 31, 2021, of which 2,483,000 units are subject to outstanding RSUs and 9,433,000 units are subject to outstanding PSUs, assuming maximum payout.

Frontier Communications	51	2022 Proxy Statement

3	Proposal Three: Advisory Vote to Approve Named Executive Officer Compensation
In accordance with SEC rules, we are providing our stockholders with the opportunity to approve, by advisory vote, the compensation of our named executive officers, as described in this proxy statement. This proposal, commonly referred to as the “say-on-pay” vote, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This say-on-pay vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and our executive compensation philosophy, objectives and program, as described in this proxy statement.
We encourage our stockholders to review the compensation of our named executive officers, as disclosed in the section titled “Executive Compensation” of this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure.
As a non-binding advisory vote, this proposal is not binding upon us or our Board of Directors. However, the Compensation and Human Capital Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through this vote. The Board and the Compensation and Human Capital Committee will consider the outcome of this vote in making future compensation decisions and when evaluating our executive compensation program. Accordingly, we ask our stockholders to vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Frontier Communications Parent, Inc. approve, on a non-binding advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the 2022 Annual Meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
We have included in this proxy statement under Proposal 4 an advisory vote on the frequency of future “say-on-pay” advisory votes and are recommending that stockholders vote on the compensation of our named executive officers every (one) year. Our Board will determine, taking into consideration the results of the advisory vote on frequency, when the next advisory say-on-pay vote will occur. We did not hold an annual meeting of stockholders in 2021.
Board Recommendation
Our Board unanimously recommends that you vote
FOR
 the resolution to approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.
Frontier Communications	52	2022 Proxy Statement

4	Proposal Four: Advisory Vote on The Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation
In accordance with SEC rules, we are presenting the following proposal, which gives stockholders the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes to approve the compensation of our named executive officers.
You may vote for every one (1) year, two (2) years, or three (3) years, or you may abstain from voting.
The Board recommends that the advisory vote to approve named executive officer compensation be held every one (1) year so that stockholders may provide timely, direct input on our executive compensation program. The Board believes that an annual vote is consistent with the Company’s efforts to engage in an ongoing dialogue with stockholders on executive compensation and corporate governance matters.
The option of every one (1), two (2) or three (3) years that receives the highest number of votes cast will be deemed to be the frequency of future say-on-pay votes recommended by our stockholders. Although this proposal is non-binding, the Compensation and Human Capital Committee and the Board will review and consider the results of the vote when determining how frequently to conduct advisory say-on-pay votes.
Board Recommendation
Our Board unanimously recommends that you vote to hold future advisory votes on the compensation of our named executive officers every “
1 YEAR
.”
Frontier Communications	53	2022 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
Set forth below is certain information with respect to the beneficial ownership of our common stock (as determined under the rules of the SEC) by (1) each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding shares of common stock, which is our only class of voting securities, (2) each director and nominee for director, (3) each of the executive officers named in the Summary Compensation Table under “Executive Compensation” and (4) all of our directors and executive officers as a group. The information is as of March 21, 2022 unless otherwise indicated. The business address of each person listed is c/o Frontier Communications Parent, Inc., 401 Merritt 7, Norwalk, Connecticut 06851, unless stated otherwise. Except as otherwise described below, each of the persons named in the table has sole voting and investment power with respect to the common stock beneficially owned and has not pledged such common stock as security for any obligations.
5% Beneficial Owners	Number of Shares and Nature of Beneficial Ownership	Percent of Class
Ares Management LLC(a)	35,182,654	14.4%
Cerberus Capital Management, L.P.(b)	21,011,633	8.6%
The Vanguard Group(c)	20,944,352	8.6%
Glendon Capital Management, L.P.(d)	20,834,935	8.5%
Non-Employee Directors & Director Nominees(e)
Kevin Beebe	7,889	*
Lisa Chang	7,694	*
Pamela Coe	7,694	*
Stephen Pusey	7,616	*
Margaret M. Smyth	8,006	*
Maryann Turcke	7,420	*
Prat Vemana	7,616	*
Named Executive Officers and Directors & Executive Officers as a Group(f)
Nick Jeffery(g)	45,405	*
John Stratton(h)	293,889	*
Scott Beasley	26,032	*
Veronica Bloodworth	35,794	*
Mark Nielsen	22,778	*
Bernie Han(i)	—	*
Sheldon Bruha(i)	—	*
		*
All directors and executive officers as a group (21 persons)	574,194	0.2%
*	Less than 1%.
Frontier Communications	54	2022 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
(a)
The number of shares is as of April 30, 2021 and based on a Schedule 13G filed on May 14, 2021 pursuant to a joint filing agreement by various affiliates of Ares Management LLC. The business address of each of the beneficial owners is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.

(b)
The number of shares is as of December 31, 2021 and based on a Schedule 13G filed on February 14, 2022 by Cerberus Capital Management, L.P., the investment manager to certain affiliated funds (collectively, the “Cerberus Funds”). Such 13G discloses that Cerberus Capital Management, L.P., as the investment manager to the Cerberus Funds, may be deemed to beneficially own these securities. The business address of the beneficial owners is c/o Cerberus Capital Management, L.P., 875 Third Avenue, 11th Floor, New York, NY 10022.

(c)
The number of shares is as of December 31, 2021 and based on a Schedule 13G filed on February 9, 2022 by The Vanguard Group. The business address of the beneficial owner is 100 Malvern Blvd., Malvern, PA 19355.

(d)
The number of shares is as of April 30, 2021 and based on a Schedule 13G filed on May 26, 2021 by Glendon Capital Management, L.P. The business address of the beneficial owners is 2425 Olympic Blvd., Suite 500E Santa Monica, CA 90404. Such Schedule 13G discloses that Glendon Capital Management, L.P. and Holly Kim Olson have shared voting and dispositive power over all of such shares and that G2 Communications LP has joint voting and dispositive power over 18,244,827 of such shares.

(e)	Amounts shown for each non-employee director consist solely of shares that may be acquired upon the vesting of restricted stock units on April 30, 2022.
(f)	Amounts shown for each executive officer, other than Mr. Stratton and Mr. Jeffery, consist solely of shares that may be acquired upon the vesting of restricted stock units on April 30, 2022.
(g)	Consists solely of shares that were acquired upon the vesting of restricted stock units on March 4, 2022.
(h)	Consists of 288,889 shares that may be acquired upon the vesting of restricted stock units on April 30, 2022 and 5,000 shares purchased by Mr. Stratton in the open market on December 17, 2021.
(i)	Based on information available to the Company as of the date of Mr. Han’s and Mr. Bruha’s respective departures from the Company.
Frontier Communications	55	2022 Proxy Statement

Related Person Transactions Policy
The Board has adopted a written policy addressing our procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to SEC regulations. The policy provides that any transaction, arrangement or relationship, or series of similar transactions, to which we are a party, that exceeds $120,000 in the aggregate, with a “related person” (as defined in the SEC regulations) who has or will have a direct or indirect material interest will be subject to review, approval or ratification by the Audit Committee. All “related persons” must notify the Company’s Chief Legal Officer of any potential related person transaction prior to entering into the transaction so that the Chief Legal Officer may review the facts and circumstances and recommend the matter to the Audit Committee for review as appropriate. In its review of related person transactions, the Audit Committee will review the relevant facts and circumstances of the transaction and will take into account specified factors, where appropriate, based on the particular facts and circumstances, including (i) whether the transaction was undertaken in the ordinary course of business and related considerations, including whether the transaction was arms-length and who initiated the transaction, (ii) the “related person’s” interest in the transaction, (iii) the approximate dollar value of the amount involved, particularly as it relates to the “related person”, and the materiality to the Company, and (iv) if applicable, whether the transaction is likely to impair the independence of a director of Frontier.
No member of the Board may participate in the review, approval or ratification of a transaction with respect to which he or she is a “related person,” although such director can be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by members of the Audit Committee or the Board.
For 2021, the Company did not have any related person transactions required to be reported pursuant to its policy or Item 404(a) of Regulation S-K.
Frontier Communications	56	2022 Proxy Statement

Information About The Annual Meeting
This Proxy Statement is being furnished to you in connection with the Board’s solicitation of proxies to be voted at our 2022 Annual Meeting of Stockholders, which is being held on May 17, 2022, at 10:00 a.m., Eastern Time, via the internet at www.virtualshareholdermeeting.com/FYBR2022, and at any adjournments thereof.
This section of the proxy statement reviews important topics such as how to participate in the meeting, how to access our proxy materials, how to vote and how a proposal gets approved. In this section we discuss differences between “registered’ and “street name” holders. We refer to those who own Frontier shares in their own name as “registered” holders or “shareholders of record.” We refer to those who own Frontier shares through an account at an intermediary, such as a brokerage firm or bank, as holding shares in “street name” or as “beneficial owners.” This distinction is important for purposes of reviewing the proxy materials and voting your shares.
REVIEWING THE PROXY MATERIALS
This proxy statement includes information about Frontier, describes the proposals to be considered at the meeting and explains the voting process. We encourage you to read it carefully.
Our proxy materials include the following:
•	Our Notice of Annual Meeting of Stockholders;
•	Our Proxy Statement; and
•	Our 2021 Annual Report to Stockholders.
Accessing Proxy Materials
The SEC allows us to deliver proxy materials to stockholders via the Internet. On or about April 4, 2022, we began mailing to holders of our common stock (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials. As set forth in the Notice, we began providing access to the proxy materials on April 4, 2022 at www.proxyvote.com. In addition, the proxy materials are available on the Investor Relations page of our website at
www.frontier.com
. We believe this offers a convenient method for stockholders to review our information. It also reduces printing expenses and lessens the environmental impact of paper copies. If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also included a proxy card or voting instruction form.
If you hold Frontier shares in street name, we generally cannot mail our materials to you directly. Your broker or bank must provide you with the Notice of Internet Availability of Proxy Materials or the proxy statement and voting instruction form (or VIF).
Requests for printed copies of the proxy materials can be made by following the instructions provided in the Notice of Internet Availability of Proxy Materials or the Voting Instruction Form, as applicable.
Have you received more than one set of proxy materials?
If two or more Frontier stockholders live in your household, or you maintain more than one stockholder account on the books of our transfer agent, you may have received more than one set of our proxy materials.
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Proxy Statement and Annual Report unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials for each account. Householding will not in any way affect your right to vote.
Frontier Communications	57	2022 Proxy Statement

Information About The Annual Meeting
If you would like to opt out of or into householding in the future, or would like to receive a separate copy of the proxy materials, please contact our transfer agent, Computershare Investor Services (in writing: P.O. Box 505000, Louisville, KY, 40233-5000; or by telephone: in the U.S., Puerto Rico and Canada, 1-800-736-3001; outside the U.S., Puerto Rico and Canada, 1-781-575-3100).
Our householding process does not include accounts that are maintained at a brokerage firm or bank. Stockholders who hold their shares in street name can request information about householding from their banks, brokers or other nominees.
MATTERS TO BE VOTED ON
What matters will be voted on at the Annual Meeting and how does the Board recommend that I vote?
The following matters are scheduled for vote by stockholders at the Annual Meeting:
Meeting Agenda Items		Board Vote Recommendation
Proposal 1	Election of Directors	FOR each Director Nominee
Proposal 2	Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2022	FOR this item
Proposal 3	Advisory Vote to Approve Named Executive Officer Compensation	FOR this item
Proposal 4	Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation	FOR every 1 YEAR on this item
What vote is required for adoption or approval of each matter to be voted on and how will abstentions and broker non-votes be treated?
Each proposal presented at this meeting, other than Proposal 1 regarding the election of directors, will be determined by a majority of votes cast. Directors are elected by a plurality of votes cast. As this is an uncontested election, where the number of director nominees is equal to the number of board seats to be filled, each director will be elected so long as they receive at least one vote.
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the other proposals to be considered at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. Votes withheld will have no effect on the election of directors, and abstentions will have no effect on the other proposals to be considered at the Annual Meeting.
What is the quorum requirement for our Annual Meeting?
Holders of a majority of the voting power of all outstanding shares of common stock entitled to vote must be present or represented by proxy in order for action to be taken at the Annual Meeting. Abstentions and broker non-votes are treated as present for quorum purposes.
Frontier Communications	58	2022 Proxy Statement

Information About The Annual Meeting
VOTING YOUR SHARES
The Board is asking for, or soliciting, a proxy from our stockholders. This section describes the different aspects of the voting process and how proxy voting works:
Who can vote?
You are entitled to vote if you were a Frontier stockholder as of the record date of March 21, 2022.
What is a proxy?
If you are unable to participate and vote electronically during the virtual meeting, you can tell us exactly how you want us to vote your shares and allow an officer to vote on your behalf. This is referred to as giving us a “proxy.” By instructing a proxy to carry out your wishes, you can ensure that your vote Is counted.
How do I vote?
We offer the following methods for voting:
	If you are a stockholder of record	If you hold your shares in street name
By Internet*	Go to www.proxyvote.com and follow the instructions.	Go to www.proxyvote.com and follow the instructions.
By Telephone*	At 1-800-690-6903 for registered holders At 1-800-454-8683 for beneficial holders
Follow the voting instructions on the form you receive from your bank, broker or other nominee (the record holder). The availability of Internet and telephone voting will depend on their voting procedures.

By Mail	Return a properly executed and dated proxy card in the pre-paid envelope we have provided.
Follow the voting instructions on the form you receive from your bank, broker or other nominee (the record holder.) The availability of Internet and telephone voting will depend on their voting procedures.

During the Annual Meeting
To vote virtually via the internet at the meeting, please follow the instructions posted at www.virtualshareholdermeeting.com/FYBR2022. All votes must be received by the independent inspector before the polls close at the meeting.

To vote virtually via the internet at the meeting, please follow the instructions posted at www.virtualshareholdermeeting.com/FYBR2022. All votes must be received by the independent inspector before the polls close at the meeting.

*Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and proxy card, will identify stockholders and allow them to vote their shares and confirm that their voting instructions have been properly recorded. Stockholders voting via the Internet or telephone should understand that there may be costs associated with voting via the Internet or telephone, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.
If a stockholder neither returns a signed proxy card, votes via the Internet or by telephone, nor participates in the Annual Meeting and votes via the Internet, his or her shares will not be voted.
Is there a deadline for voting?
If you are a stockholder of record, your ability to vote by proxy by internet or telephone will end at 11:59 p.m. Eastern Time on May 16, 2022. If you prefer to vote by mail, you should complete and return the proxy card as soon as possible, so that it is received before the start of the Annual Meeting on May 17, 2022.
You will also be able to vote by attending and voting at the virtual Annual Meeting on May 17, 2022. During the Annual Meeting, the Executive Chairman will announce the opening and closing of the polls. No votes will be accepted after the polls have been closed.
Frontier Communications	59	2022 Proxy Statement

Information About The Annual Meeting
We recommend that you submit your proxy in advance in the event your plans change or you are unable to attend the Annual Meeting. If you have already voted your shares prior to the Annual Meeting, you do not need to vote those shares during the annual meeting unless you want to revoke or change your vote.
What if I change my mind after I have voted?
If you change your mind after have given us your proxy to vote you can amend your voting decision in several ways. We refer to this as “revoking” your proxy. You can revoke your proxy at any time before the Annual Meeting by giving written notice of revocation to our Secretary, at our address stated on the cover page of this Proxy Statement, by executing and delivering a later-dated proxy, either in writing, by telephone or via the Internet, or by participating in the Annual Meeting and voting virtually via the Internet at www.virtualshareholdermeeting.com/FYBR2022. Participation in the Annual Meeting will not alone constitute revocation of a proxy.
If I hold my shares in street name, does my broker need instructions in order to vote my shares?
If you hold shares of common stock in street name and you do not submit specific voting instructions to your broker, bank or other nominee, how your shares may be voted will depend on the type of proposal. Brokers, banks and other nominees generally will have discretion to vote your shares on routine matters, but will not have discretion to vote your shares on non-routine matters.
•
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2022 (Proposal No. 2) is considered routine
 under applicable rules. Your broker, bank or other nominee may vote in their discretion without instruction from you.

•	All other matters to be voted on at the Annual Meeting are considered non-routine under applicable rules. Your broker, bank or other nominee will not be able to vote without instruction from you.
When the broker, bank or other nominee is unable to vote on a proposal because the proposal is not routine, and you do not provide voting instructions, a “broker non-vote” occurs and, as a result, your shares will not be voted on these proposals.
If I hold my shares as a registered stockholder but do not give specific voting instructions, how will my shares be voted?
If you sign, date and return a proxy card but do not give specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement. We know of no other business that will be presented at the Annual Meeting. However, the proxy holders may determine in their discretion how to vote your shares on any other matters properly presented for a vote at our Annual Meeting. Although our Board does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at our Annual Meeting, if this occurs, proxies will be voted in favor of such other person or persons as may be nominated by our Board.
PARTICIPATING IN THE ANNUAL MEETING
We are pleased to invite stockholders to participate in the Annual Meeting virtually via the internet at www.virtualshareholdermeeting.com/FYBR2022. We believe hosting a virtual meeting will promote greater stockholder attendance, by enabling stockholders that might not otherwise be able to travel to a physical meeting to attend online, while also reducing the costs of the annual meeting.
To participate in the Annual Meeting, you must be a Frontier stockholder as of the March 21, 2022 record date. You may vote your shares on the virtual meeting website during the Annual Meeting by logging in as a stockholder using the control number you received with our proxy materials. You may also log in as a guest if you do not have your control number, but you will not be able to vote your shares online or submit questions via the virtual meeting website as a guest.
We welcome questions from our stockholders. Questions may be submitted prior to the annual meeting at www.proxyvote.com or you may submit questions in real time during the meeting using the annual meeting website www.virtualshareholdermeeting.com/FYBR/2022.
We have scheduled a general question and answer section at the conclusion of the meeting for matters appropriate for discussion. We have allocated one hour for the meeting, including to address questions.
Frontier Communications	60	2022 Proxy Statement

Information About The Annual Meeting
The following apply to questions submitted for the meeting:
•	We ask each stockholder to limit themselves to one question in order to allow us to answer questions from as many stockholders as possible
•	Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered together
•
The Chairman may choose not to address questions if they appear to have been already adequately answered or are not appropriate. Questions regarding personal matters, or that are rude or otherwise in bad taste, and questions regarding general economic, political or industry matters that are not directly related to the business of Frontier will not be answered

•
If there are matters of individual concern to a stockholder or if a question posed was not otherwise answered, stockholders may contact Investor Relations separately after the annual meeting. Contact details can be found on the Investor Relations page of our website at
www.frontier.com
.

We are committed to affording stockholders the same rights and opportunities to participate as they would at an in-person meeting. All members of the Board and our executive officers are expected to join the Annual Meeting and we are committed to acknowledging each relevant question that we receive, subjected to the guidelines above.
What if I need technical assistance accessing or participating in the annual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.
On the day of the Annual Meeting, Broadridge Financial Solutions will open the portal in advance of the meeting so that you may have time prior to the meeting to submit questions you may have for the Company. In order to vote or submit a question, you must follow the instructions at www.virtualshareholdermeeting.com/FYBR2022 and will need the control number provided on your Notice, proxy card or voting instruction form.
How do I contact the Transfer Agent?
Our transfer agent is Computershare Investor Services. You should contact the transfer agent, at the phone number or addresses listed below, if you have questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.
If by First Class Mail:
Computershare Investor Services
P.O. Box 505000
Louisville, KY 40233-5000
If by Overnight Courier:
Computershare Investor Services
462 South 4th Street, Suite 1600
Louisville, KY 40202
website:
www.computershare.com/investor
Telephone: (800) 736-3001 (in the U.S., Puerto Rico and Canada)
or (781) 575-3100 (outside the U.S., Puerto Rico and Canada)
Frontier Communications	61	2022 Proxy Statement

Additional Information
Annual Report and Company Information
A copy of our 2021 Annual Report to Stockholders is being furnished to stockholders concurrently herewith. Stockholders may request another free copy of our 2021 Annual Report from:
Frontier Communications Parent, Inc.
Attn: Investor Relations
401 Merritt 7, Norwalk, Connecticut 06851
Telephone: (866) 491-5249
email: ir@ftr.com
Our proxy materials are also available on the Investor Relations page of our website,
www.frontier.com
. The information on our website is not incorporated herein by reference.
Proposals by Stockholders
Stockholders may present proper proposals for inclusion in our 2023 Proxy Statement and for consideration at the 2023 Annual Meeting of Stockholders by submitting their proposals in writing to the Company in a timely manner.
Our bylaws establish advance notice procedures for stockholders who wish to present a proposal, including the nomination of Directors, before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy materials. To be eligible to do so, a stockholder must be a stockholder of record as of the date the notice is submitted, as of the record date for the annual meeting and as of the date of the annual meeting. The stockholder must give timely notice to our Secretary in accordance with our bylaws. The notice must be in proper written form in accordance with the procedures set forth in our bylaws, including a description of the qualifications of the suggested nominee, any information that is required by the regulations of the SEC concerning the suggested nominee and his or her direct or indirect securities holdings or other interests in Frontier. These advance notice procedures are separate from the procedures under SEC Rule 14a-8.
Proposals for the 2023 Annual Meeting Proxy Statement
Rule 14a-8: For a stockholder proposal other than a director nomination to be considered for inclusion in our 2023 Proxy Statement and related materials for consideration at our 2023 Annual Meeting of Stockholders, we must receive the written proposal on or before December 5, 2022. In addition, such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to the Corporate Secretary at Frontier Communications Parent, Inc., 401 Merritt 7 Norwalk, Connecticut 06851 or via e-mail at corpsecretary@ftr.com.
Advance Notice Procedures: For a stockholder proposal that is not intended to be included in our 2023 proxy statement under Rule 14a-8, our bylaws require that the stockholder’s written proposal be submitted to our Secretary at the address above on or after the close of business on January 17, 2023, and on or before the close of business on February 16, 2023. The notice of proposal must meet the applicable requirements set forth in our bylaws.
Frontier Communications	62	2022 Proxy Statement

Additional Information
Solicitation of Proxies
We will bear the costs of solicitation of proxies for the Annual Meeting. In addition to solicitation by mail, directors, officers and our regular employees may solicit proxies from stockholders by telephone, personal interview or otherwise. These directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. In addition to solicitation by our directors, officers and employees, we have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies and provide related advice and informational support, for a base fee of $20,000, plus customary disbursements. Banks, brokers, other nominees, fiduciaries and other custodians have been requested, with respect to shares of record held by them, to forward soliciting material to the beneficial owners of common stock, and these custodians will be reimbursed for their reasonable expenses.
It is important that proxies be returned promptly. Whether or not you plan to attend the virtual annual meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in this Proxy Statement. If you received a copy of the proxy card by mail, you may return your vote via mail.
Frontier Communications	63	2022 Proxy Statement

Annex A
RECONCILIATION OF Non-GAAP Financial Measures
Frontier uses certain non-GAAP financial measures in evaluating its performance, including Adjusted EBITDA, which is presented in this Proxy Statement. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures, and they may not be comparable to similarly titled measures of other companies. Management uses these and other non-GAAP financial measures internally to (i) assist in analyzing Frontier's underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier's ability to generate cash flow and, as a result, to plan for future capital and operational decisions.
EBITDA. We define EBITDA as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, losses on extinguishment of debt, reorganization items, and depreciation and amortization.
Adjusted EBITDA. We define Adjusted EBITDA as EBITDA, as described above, adjusted to exclude certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items.
Management uses EBITDA and Adjusted EBITDA to assist it in comparing performance from period to period and as measures of operational performance. Management believes that EBITDA and Adjusted EBITDA provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.
Frontier Communications	A-1	2022 Proxy Statement

Annex A
The following table reconciles EBITDA and Adjusted EBITDA to Net Income on a Non-GAAP combined basis for the year ended December 31, 2021.
Please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the notes thereto, for further discussion regarding the application of fresh start accounting upon emergence, including our presentation of Predecessor and Successor financial information. The Non-GAAP Combined financial results shown below include the Predecessor financial results for the four months ended April 30, 2021 and the Successor financial results for the eight months ended December 31, 2021.
$ in millions	For the year ended December 31, 2021 (Non-GAAP Combined)
Net income	$4,955
Add back (subtract):
Income tax benefit	(50)
Interest expense	375
Investment and other income (loss), net	4
Reorganization items, net	(4,171)
Operating income	1,113
Depreciation and amortization	1,240
EBITDA	$2,353

Add back:
Pension/OPEB expense	$81
Restructuring costs and other charges	28
Stock-based compensation	17
Storm-related insurance proceeds	(4)
Adjusted EBITDA	$2,475
Frontier Communications	A-2	2022 Proxy Statement

2022 Annual Meeting of Stockholders
10:00 a.m. Eastern Time, May 17, 2022
Virtual Meeting, visit: www.virtualshareholdermeeting.com/FYBR2022

Frontier

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FYBR2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D71304-P70201 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRONTIER COMMUNICATIONS PARENT, INC.

1. Election of Directors

Nominees:

	For	Against	Withhold
1a. Kevin L. Beebe	☐	☐	☐
1b. Lisa V. Chang	☐	☐	☐
1c. Pamela L. Coe	☐	☐	☐
1d. Nick Jeffery	☐	☐	☐
1e. Stephen C. Pusey	☐	☐	☐
1f. Margaret M. Smyth	☐	☐	☐
1g. John G. Stratton	☐	☐	☐
1h. Maryann Turcke	☐	☐	☐
1i. Prat Vemana	☐	☐	☐

The Board of Directors recommends that you vote FOR the following proposal:	For	Against	Abstain
3. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends that you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: The named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Frontier

Information about Delivery of Stockholder Material

"Householding"
In an effort to minimize costs and the amount of duplicate material a household receives, we are sending one annual report and proxy statement to accounts sharing the same last name and address. If you would like another copy, and/or wish to receive financial reports for each account in your household in the future, please contact our transfer agent, Computershare Investor Services (in writing: P.O. Box 505000, Louisville, KY 40233; by telephone: in the U.S., Puerto Rico and Canada, 800-736-3001; outside the U.S., Puerto Rico and Canada, 1-781-575-3100).

Vote Your Proxy Online
You can use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, the day before the meeting date. Have your proxy card in hand when you access the website (www.proxyvote.com), and follow the instructions to obtain your records and to create an electronic voting instruction form. There is no charge to you for this service, but there may be costs associated with access to the Internet, such as usage charges for your Internet service provider and/or telephone companies.

Electronic Delivery of Future Proxy Material
After submitting your proxy vote online, you may elect to receive future proxy material (annual report, proxy statement, etc.) from Frontier electronically. Before exiting www.proxyvote.com, click the button for “Electronic Delivery” and enter your email address. Then click the button indicating your consent to receive future information in an electronic format. Next year, you will receive an email providing information about where to locate the annual report and proxy statement online.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

D71305-P70201

FRONTIER COMMUNICATIONS PARENT, INC.

Proxy Solicited on Behalf of Board of Directors

The undersigned hereby appoints Nick Jeffery, Scott Beasley and Anne Meyer, or any of them with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of Frontier Communications Parent, Inc. (the "Company") to be held on May 17, 2022, at 10:00 a.m. Eastern Time, via the Internet at www.virtualshareholdermeeting.com/FYBR2022, and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed, and in their discretion upon such other matters as may come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side